Exhibit 2.1

VIE CONTROL MASTER ACQUISITION AGREEMENT

by and among

JIN MEDICAL INTERNATIONAL LTD.

ERHUA MEDICAL TECHNOLOGY (CHANGZHOU) CO., LTD. (尔华医疗科技（常州）有限公司)

CHANGZHOU ZHONGJIN MEDICAL CO., LTD. (常州中进医疗器材股份有限公司)

ZHONGJIN MEDICAL EQUIPMENT TAIZHOU CO., LTD. (中进医疗器材泰州有限公司)

HUAXIA QIYING (BEIJING) TECHNOLOGY CO., LTD. (华夏企赢（北京）科技有限公司)

BEIJING CHENGLAN KANGXU TECHNOLOGY CO., LTD. (北京澄岚康序科技有限公司)

And

HYOUNGJU SEO (徐享周)

Dated as of September __, 2026

Page i

VIE CONTROL MASTER ACQUISITION AGREEMENT

This VIE Control Master Acquisition Agreement (this “Agreement”) is entered into as of September __, 2026, by and among: (i) JIN MEDICAL INTERNATIONAL LTD. , a Cayman Islands exempted company limited by shares (the “Company” or “ZJYL”); (ii) Erhua Medical Technology (Changzhou) Co., Ltd. (尔华医疗科技（常州）有限公司) , a wholly foreign-owned enterprise organized under the laws of the PRC and an indirect wholly owned subsidiary of the Company (“WFOE”); (iii) Changzhou Zhongjin Medical Co., Ltd. (常州中进医疗器材股份有限公司) (“Changzhou Zhongjin”); (iv) Zhongjin Medical Equipment Taizhou Co., Ltd. (中进医疗器材泰州有限公司) (“Taizhou Zhongjin” and, together with Changzhou Zhongjin, the “Company Consideration Parties”); (v) Huaxia Qiying (Beijing) Technology Co., Ltd. (华夏企赢（北京）科技有限公司) , a limited liability company organized under the laws of the PRC (the “Target”); (vi) Beijing Chenglan Kangxu Technology Co., Ltd. (北京澄岚康序科技有限公司) , a limited liability company organized under the laws of the PRC and the registered holder of 100% of the equity interests of the Target (the “Seller”); and (vii) HYOUNGJU SEO (徐享周) , an individual and the registered holder of 100% of the equity interests of the Seller (the “Seller Controlling Person”). Each of the foregoing is referred to individually as a “Party” and collectively as the “Parties.” Each Share Recipient identified on Schedule I.A shall execute this Agreement as a limited-purpose signatory solely with respect to the provisions expressly applicable to such Share Recipient and shall not be deemed a Party for any other purpose.

WHEREAS, the Company is a foreign private issuer whose Class A Ordinary Shares are listed on The Nasdaq Stock Market under the trading symbol “ZJYL”;

WHEREAS, WFOE is an indirect wholly owned PRC subsidiary of the Company and currently participates in the Company’s PRC variable interest entity structure;

WHEREAS, the Seller Controlling Person owns 100% of the equity interests of the Seller, and the Seller owns 100% of the equity interests of the Target;

WHEREAS, the Parties desire that the Company acquire, through WFOE and the VIE Agreements, contractual control over, and the right to receive substantially all of the economic benefits of, the Target and the Target Assets, including the ginseng-resource and related research, technology and project rights disclosed to the Company;

WHEREAS, the Parties acknowledge that, as of the Closing, neither the Company nor WFOE is expected to acquire legal title to the Target Equity; instead, the Seller will remain the registered holder of the Target Equity, while the Seller Controlling Person will remain the registered holder of the Seller Equity, subject to the equity pledge, voting proxy, exclusive purchase option and other contractual arrangements provided in the VIE Agreements, including arrangements extending to the Seller’s subsidiaries and their assets, business and operations, through which WFOE will obtain contractual control over and substantially all economic benefits of the Target;

WHEREAS, the Aggregate Consideration is US$159,415,729, to be satisfied, at the Seller’s direction and for the Seller’s account and benefit, through (i) transfer of the HTFX Investment Assets to the Holding Entity, (ii) transfer of the Changzhou Muchi Investment Assets and the Taizhou Muchi Investment Assets to the Seller Controlling Person or one or more Seller Designees, (iii) transfer of the Kangma Equity to the Kangma Equity Recipient and the Kangma Debt to the Seller Controlling Person or one or more Seller Designees, and (iv) issuance of the Share Consideration to the recipients identified on Schedule I.A, which may include the Seller Controlling Person and/or one or more Share Recipients, in each case in accordance with this Agreement and the applicable Transaction Documents;

WHEREAS, the Parties intend that each component of the consideration and the VIE control arrangements form an integrated transaction and that, except as expressly agreed otherwise in writing, no consideration component shall be deemed finally delivered unless the Closing occurs; and

WHEREAS, the Parties desire to set forth their respective rights, obligations, representations, warranties, covenants and closing conditions in connection with the foregoing transactions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

ARTICLE I. DEFINITIONS AND INTERPRETATION

1.1. Definitions

“Affiliate” means with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person.

“Agreed Exchange Rate” means RMB6.840 per US$1.00, being the exchange rate specified by the parties in the non-binding term sheet for the Transactions and used solely as an agreed transaction-valuation convention to translate RMB-denominated consideration into U.S. dollars for purposes of this Agreement. The Parties acknowledge that the Agreed Exchange Rate is not a representation of any official, spot, accounting or tax exchange rate and does not govern any actual currency conversion.

“Aggregate Consideration” means US$159,415,729.

“Ancillary Consideration Agreements” means collectively, the HTFX Investment Assets Transfer Agreement, the Changzhou Muchi Investment Assets Transfer Agreement, the Taizhou Muchi Investment Assets Transfer Agreement and the Kangma Equity and Debt Transfer Agreement.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or day on which commercial banks are authorized or required to close in New York, the Cayman Islands, Hong Kong or the PRC.

“Changzhou Muchi Investment Assets Transfer Agreement” means the investment assets transfer agreement to be entered into by Changzhou Zhongjin, the Seller Controlling Person or a Seller Designee and, to the extent required to effect or recognize the transfer, Zhejiang Muchi Investment Management Co., Ltd. (浙江木持投资管理有限公司) (“Zhejiang Muchi”), substantially in the form attached as Exhibit C.

“Class A Ordinary Shares” means class A ordinary shares of a par value of US$0.001 each of the Company.

“Closing” means the consummation of the Transactions pursuant to Article V.

“Closing Date” means the date on which the Closing occurs.

“Investment Assets” means collectively, the HTFX Investment Assets, the Changzhou Muchi Investment Assets and the Taizhou Muchi Investment Assets.

“Contract” means any legally binding contract, agreement, instrument, lease, license, commitment, purchase order, sales order, arrangement, undertaking or obligation, whether written or oral.

“Disclosure Schedules” means the disclosure schedules delivered by the applicable Parties in connection with this Agreement.

“Encumbrance” means any mortgage, pledge, lien, charge, security interest, claim, option, right of first refusal, right of first offer, preemptive right, restriction on transfer, proxy, voting agreement, adverse claim, encumbrance or other third-party right.

“Financial Advisor” means the financial advisor identified on Schedule 7.15 of the Disclosure Schedules.

“FA Shares” means the Class A Ordinary Shares issuable by the Company to the Financial Advisor and/or its designees as compensation for financial advisory services in connection with the Transactions, in the aggregate number and allocations set forth on Schedule I.B. The FA Shares are separate from, and do not constitute any portion of, the Share Consideration or the Aggregate Consideration.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any national, provincial, municipal, local or foreign government, court, arbitrator, regulatory authority, administrative agency, stock exchange, self-regulatory organization or other governmental or quasi-governmental authority.

“HTFX Investment Assets Transfer Agreement” means the investment assets transfer agreement to be entered into by the Company, the Holding Entity and, to the extent required to effect or recognize the transfer, HTFX LIMITED, substantially in the form attached as Exhibit B.

“HTFX Investment Assets” means the Company’s entire investment position and all economic assets, interests and rights as investor under or arising from the investment management agreement with HTFX LIMITED relating to the applicable investment, including (a) the outstanding investment principal, (b) all accrued, unpaid and future investment returns and other amounts payable in respect thereof, (c) all redemption, withdrawal, distribution, liquidation and final settlement proceeds, (d) all fund interests and any cash, property, securities or other assets distributed, returned or delivered to the Company in respect of such investment, and (e) all related contractual, enforcement and other investor rights, in each case to the extent held by, payable or deliverable to, or exercisable by the Company under the applicable agreement and applicable Law, having an agreed transaction value for purposes of this Agreement of US$4,194,167.00.

“Holding Entity” means the entity identified as such on Schedule I.A, which is beneficially owned and controlled by the Seller Controlling Person.

“Investor Questionnaire” means the investor questionnaire in the form provided or approved by the Company and completed and executed by the Seller Controlling Person, if receiving Share Consideration, and each Share Recipient, containing the representations, certifications and information requested by the Company in connection with the proposed issuance of Share Consideration and the Company’s reliance on one or more exemptions from registration under the Securities Act.

“Kangma Equity” means 80% of the equity interests in Zhongjin Kangma held by Changzhou Zhongjin.

“Kangma Debt” means the RMB18,000,000 receivable owing by Zhongjin Kangma to Changzhou Zhongjin to be transferred as part of the Non-Share Consideration.

“Kangma Debt Consideration Value” means RMB18,000,000, having the U.S. dollar value determined using the Agreed Exchange Rate.

“Kangma Equity Consideration Value” means RMB8,000,000, having the U.S. dollar value determined using the Agreed Exchange Rate.

“Kangma Equity Recipient” means a company held by a senior executive designated in writing by the Seller Controlling Person before Closing to receive the Kangma Equity, subject to the Company’s reasonable approval and completion of all information and documentation required under applicable Law.

“Kangma Equity and Debt Transfer Agreement” means the equity and debt transfer agreement to be entered into by Changzhou Zhongjin, the Kangma Equity Recipient, Zhongjin Kangma, the recipient of the Kangma Debt, and such other applicable parties, with respect to the Kangma Equity and the Kangma Debt, substantially in the form attached as Exhibit E.

“Kangma Replacement Shares” means 622,123 Class A Ordinary Shares issuable by the Company pursuant to Section 3.6 solely as substitute consideration for the Kangma Equity if the transfer of the Kangma Equity has not been completed by October 31, 2026. The Kangma Replacement Shares, if issued, shall replace, and not be in addition to, the Kangma Equity as a component of the Aggregate Consideration.

“Knowledge” means the actual knowledge of a Person after reasonable inquiry of the officers, managers, accountants, counsel and other responsible personnel of such Person.

“Law” means any applicable statute, law, regulation, rule, order, ordinance, judgment, decree, directive, policy, permit, approval or other requirement of any Governmental Authority.

“Material Adverse Effect” means any event, change, effect, circumstance or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the material assets, rights, liabilities or legal status of the Target, including the Target Assets, (b) the validity or enforceability of the VIE Agreements, (c) the ability of the Seller, the Seller Controlling Person or the Target to consummate the Transactions, or (d) the ability of WFOE to exercise contractual control over, and receive substantially all economic benefits from, the Target after Closing; provided that general economic, regulatory, industry or market conditions shall not constitute a Material Adverse Effect except to the extent disproportionately affecting the Target or the Target Assets.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Non-Share Consideration” means collectively, the Investment Assets, the Kangma Equity and the Kangma Debt.

“PRC” means the People’s Republic of China, excluding Hong Kong, Macau and Taiwan for purposes of this Agreement.

“Person” means any individual, corporation, company, partnership, limited liability company, trust, association, Governmental Authority or other entity or organization.

“Zhongjin Kangma” means Zhongjin Kangma Information Technology (Jiangsu) Co., Ltd. (中进康玛信息科技（江苏）有限公司).

“PRC Counsel” means PRC legal counsel to the Company and WFOE.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Seller Designee” means any Person, other than the Seller Controlling Person, the Kangma Equity Recipient or a Share Recipient, designated in writing by the Seller Controlling Person pursuant to the Seller’s irrevocable payment direction and authorization under Section 3.8 to receive any portion of the Non-Share Consideration other than the Kangma Equity, subject to the terms of this Agreement and the applicable Transaction Document.

“Seller Equity” means 100% of the registered capital and equity interests of the Seller held by the Seller Controlling Person.

“Share Recipient” means each Person, other than the Seller Controlling Person, identified on Schedule I.A as a recipient of any portion of the Share Consideration for the account and benefit of the Seller and executing this Agreement as a limited-purpose signatory.

“Share Consideration” means the Class A Ordinary Shares issuable by the Company pursuant to Article IV.

“Share Consideration Value” means the amount equal to the Aggregate Consideration minus the U.S. dollar value of the Non-Share Consideration determined in accordance with Section 3.2.

“Tax” means any federal, national, provincial, municipal, local or other tax, charge, duty, levy, impost, assessment, withholding or governmental charge of any kind, together with any interest, penalty or addition thereto.

“Target Assets” means the material assets, rights, interests, projects and technology-related rights of the Target disclosed to the Company in connection with the Transactions, including, solely to the extent actually owned, held or legally usable by the Target as of the applicable date, ginseng, in-forest ginseng and related raw-material or biological resources; land, forestland, cultivation and related use or contractual rights; research results, data, know-how, collaboration rights and other rights relating to ginseng active ingredients and ginsenoside fermentation, extraction, conversion or formulation, including rights relating to the KB-120 technology platform to the extent established by the applicable ownership, license or collaboration arrangements; and other assets and rights expressly disclosed to the Company as held by the Target. For the avoidance of doubt, Target Assets does not imply that the Target maintains an integrated or continuously operating business or any particular operating infrastructure.

“Target Equity” means 100% of the registered capital and equity interests of the Target held by the Seller.

“Taizhou Muchi Investment Assets Transfer Agreement” means the investment assets transfer agreement to be entered into by Taizhou Zhongjin, the Seller Controlling Person or a Seller Designee and, to the extent required to effect or recognize the transfer, Zhejiang Muchi, substantially in the form attached as Exhibit D.

“Transaction Documents” means this Agreement, the VIE Agreements, the Ancillary Consideration Agreements, Schedule I, transfer agent instructions, closing certificates, corporate approvals, transfer or assignment notices, consents, confirmations and all other instruments executed in connection with the Transactions.

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents.

“VIE Agreements” means, collectively, the following contractual arrangements to be entered into by WFOE, the Seller and, where applicable, the Seller Controlling Person, with such arrangements extending to the Target as a wholly owned subsidiary of the Seller as provided therein, and other relevant parties: (a) the Exclusive Business Cooperation Agreement, pursuant to which WFOE will provide exclusive business, technical, consulting and management services to the Seller and its subsidiaries, including the Target, and obtain substantially all of the economic benefits of the Target; (b) the Equity Pledge Agreement, pursuant to which the Seller Controlling Person will pledge the Seller Equity to WFOE to secure the performance of the obligations of the Seller, the Target and other applicable parties under the VIE Agreements; (c) the Exclusive Purchase Option Agreement, pursuant to which WFOE or its designee will have the exclusive right, to the extent permitted by applicable PRC Law, to purchase all or any portion of the Seller Equity and/or relevant assets of the Seller and its subsidiaries, including the Target; (d) the Power of Attorney / Proxy Agreement, pursuant to which the Seller Controlling Person will irrevocably authorize WFOE or its designee to exercise the Seller Controlling Person’s voting rights and other shareholder rights with respect to the Seller, including rights relating to the Seller’s exercise of shareholder and other control rights with respect to the Target; (e) any Spousal Consent Letter, if applicable; and (f) any undertaking, consent, registration document, confirmation or other ancillary instrument required by PRC Counsel to establish, implement, maintain or perfect WFOE’s contractual control over the Target and substantially all economic benefit rights relating to the Target.

“Changzhou Muchi Investment Assets” means Changzhou Zhongjin’s entire investment position and all economic assets, interests and rights as investor under or arising from the applicable fund investment agreements and the related three-party agreement with Zhejiang Muchi, including (a) the outstanding investment principal, (b) all accrued, unpaid and future investment returns and other amounts payable in respect thereof, (c) all redemption, withdrawal, distribution, liquidation and final settlement proceeds, (d) all fund interests and any cash, property, securities or other assets distributed, returned or delivered to Changzhou Zhongjin in respect of such investments, and (e) all related contractual, enforcement and other investor rights, in each case to the extent held by, payable or deliverable to, or exercisable by Changzhou Zhongjin under the applicable agreements and applicable Law, having an agreed transaction value for purposes of this Agreement of RMB109,380,958.00.

“Taizhou Muchi Investment Assets” means Taizhou Zhongjin’s entire investment position and all economic assets, interests and rights as investor under or arising from the applicable fund investment agreements and the related three-party agreement with Zhejiang Muchi, including (a) the outstanding investment principal, (b) all accrued, unpaid and future investment returns and other amounts payable in respect thereof, (c) all redemption, withdrawal, distribution, liquidation and final settlement proceeds, (d) all fund interests and any cash, property, securities or other assets distributed, returned or delivered to Taizhou Zhongjin in respect of such investments, and (e) all related contractual, enforcement and other investor rights, in each case to the extent held by, payable or deliverable to, or exercisable by Taizhou Zhongjin under the applicable agreements and applicable Law, having an agreed transaction value for purposes of this Agreement of RMB9,698,760.00.

1.2. Interpretation

Headings are for convenience only and do not affect interpretation. References to Articles, Sections, Exhibits and Schedules are to those of this Agreement unless otherwise stated. Unless the context requires otherwise, words importing the singular include the plural and vice versa; references to a Person include its successors and permitted assigns; “including” means “including without limitation”; and “or” is not exclusive. All references to dollars or “US$” are to United States dollars. All references to RMB are to Renminbi, the lawful currency of the PRC.

ARTICLE II. TRANSACTION STRUCTURE

2.1. VIE Control Arrangements

Subject to the terms and conditions of this Agreement, at the Closing, WFOE, the Seller, the Seller Controlling Person (to the extent applicable) and each other applicable party shall execute and deliver the VIE Agreements substantially in the forms attached hereto as Exhibits A-1 through A-5. From and after the Closing, each applicable party shall perform its obligations under the VIE Agreements in accordance with their terms. The VIE Agreements are intended to provide WFOE with contractual control over the Target and substantially all economic benefits of the Target, together with a pledge over the Seller Equity, voting and other shareholder rights through proxy arrangements with respect to the Seller and its subsidiaries, and exclusive purchase option rights with respect to the Seller Equity and/or relevant assets of the Seller and its subsidiaries to the extent permitted by PRC Law.

2.2. Integrated Consideration Structure

As consideration for the Seller’s, the Seller Controlling Person’s and the Target’s execution, delivery and performance of the VIE Agreements and the other Transaction Documents and the grant of the rights contemplated thereby, the Aggregate Consideration shall be delivered through the following integrated components: (a) the Company shall transfer the HTFX Investment Assets to the Holding Entity pursuant to the HTFX Investment Assets Transfer Agreement; (b) Changzhou Zhongjin shall transfer the Changzhou Muchi Investment Assets to the Seller Controlling Person or a Seller Designee pursuant to the Changzhou Muchi Investment Assets Transfer Agreement; (c) Taizhou Zhongjin shall transfer the Taizhou Muchi Investment Assets to the Seller Controlling Person or a Seller Designee pursuant to the Taizhou Muchi Investment Assets Transfer Agreement; (d) Changzhou Zhongjin shall transfer the Kangma Debt to the Seller Controlling Person or a Seller Designee at the Closing, and shall transfer the Kangma Equity to the Kangma Equity Recipient after completion of the applicable notice, preemptive-right and other transfer procedures, in each case pursuant to the Kangma Equity and Debt Transfer Agreement and subject to the timing and replacement-share provisions of Section 3.6; provided that the Kangma Equity may be replaced by the Kangma Replacement Shares as provided in Section 3.6; and (e) the Company shall issue the Share Consideration to the recipients identified on Schedule I.A, which may include the Seller Controlling Person and/or one or more Share Recipients, pursuant to Article IV, Schedule I.A and the applicable transfer agent instructions. Each such transfer or issuance shall be made pursuant to the Seller’s payment direction under Section 3.8 and otherwise in accordance with this Agreement and the applicable Transaction Document.

2.3. Target Ownership Structure

The Parties acknowledge that the Seller Controlling Person directly owns 100% of the Seller and the Seller directly owns 100% of the Target. The VIE Agreements will be entered into with respect to the Seller and its subsidiaries, including the Target, so that WFOE obtains contractual control over and substantially all economic benefits of the Target and the Target Assets. The Seller will participate in the VIE Agreements as the entity directly owned by the Seller Controlling Person and the registered holder of the Target Equity, and the Seller Controlling Person will execute such undertakings, consents and ancillary documents as PRC Counsel determines are necessary or advisable to support and maintain the VIE structure.

2.4. No Legal Title Acquisition at Closing

Except for the Company-side assets and rights transferred as Non-Share Consideration, nothing in this Agreement shall be construed as providing that the Company or WFOE will acquire legal title to the Target Equity at Closing. Legal title to the Target Equity shall remain registered in the name of the Seller unless otherwise transferred in accordance with applicable PRC Law and the VIE Agreements. Legal title to the Seller Equity shall remain registered in the name of the Seller Controlling Person unless and until transferred in accordance with applicable Law and the VIE Agreements.

2.5. Single Transaction; No Partial Closing

The Parties intend the Transactions to constitute a single integrated transaction. Except as the Company and the Seller may expressly agree in writing, no Investment Assets transfer, Kangma Debt transfer, share issuance or VIE arrangement shall be treated as finally consummated for purposes of this Agreement unless all conditions to Closing have been satisfied or waived and the Closing occurs; provided that the Kangma Equity may be transferred after the Closing, or replaced by the Kangma Replacement Shares, in each case pursuant to Section 3.6. If any pre-Closing implementation step is taken before the Closing solely for registration, filing or administrative purposes, the Parties shall take such actions as are reasonably necessary to unwind or neutralize such step if this Agreement is terminated before Closing, to the extent permitted by applicable Law.

ARTICLE III. PURCHASE PRICE AND CONSIDERATION

3.1. Aggregate Consideration

The aggregate purchase price for the Transactions is US$159,415,729. The Aggregate Consideration shall be satisfied by the Non-Share Consideration and the Share Consideration in accordance with this Article III and Article IV.

3.2. Valuation of Non-Share Consideration

For purposes of allocating the Aggregate Consideration and calculating the Share Consideration Value: (a) the HTFX Investment Assets shall have a value of US$4,194,167.00; (b) the Changzhou Muchi Investment Assets shall have a value of RMB109,380,958.00, converted into U.S. dollars at the Agreed Exchange Rate; (c) the Taizhou Muchi Investment Assets shall have a value of RMB9,698,760.00, converted into U.S. dollars at the Agreed Exchange Rate; (d) the Kangma Equity shall have a value of RMB8,000,000.00, converted into U.S. dollars at the Agreed Exchange Rate; and (e) the Kangma Debt shall have a value of RMB18,000,000.00, converted into U.S. dollars at the Agreed Exchange Rate. The foregoing values are transaction values agreed solely for purposes of determining consideration under this Agreement and do not constitute a representation or guarantee regarding future investment performance, market value, tax basis or accounting treatment.

3.3. HTFX Investment Assets Transfer

At the Closing, pursuant to the Seller’s irrevocable payment direction and authorization under Section 3.8, the Company shall transfer to the Holding Entity all of the Company’s right, title, economic interest and contractual rights in and to the HTFX Investment Assets pursuant to the HTFX Investment Assets Transfer Agreement, to the fullest extent transferable under the applicable investment management agreement and applicable Law. The transfer is intended to convey the Company’s entire economic interest in the applicable investment, including the outstanding investment principal, all accrued and future investment returns, redemption or withdrawal proceeds, distributions, final settlement proceeds and other property or amounts received in respect of such investment. To the extent any legal, record, account-level or counterparty recognition step cannot be completed at Closing, the Company shall retain no economic benefit in the affected HTFX Investment Assets and shall, pending completion of such step, exercise the affected investor rights only in accordance with the HTFX Investment Assets Transfer Agreement and promptly deliver to the applicable recipient any payment, distribution, property or other proceeds attributable thereto, subject to any withholding required by Law. The HTFX Investment Assets Transfer Agreement shall address all notices, consents, acknowledgments, substitutions, account instructions and other steps required to effect, evidence or perfect the transfer.

3.4. Changzhou Muchi Investment Assets Transfer

At the Closing, pursuant to the Seller’s irrevocable payment direction and authorization under Section 3.8, Changzhou Zhongjin shall transfer to the Seller Controlling Person or a Seller Designee all of Changzhou Zhongjin’s right, title, economic interest and contractual rights in and to the Changzhou Muchi Investment Assets pursuant to the Changzhou Muchi Investment Assets Transfer Agreement, to the fullest extent transferable under the applicable fund investment agreements, the related three-party agreement and applicable Law. The transfer is intended to convey Changzhou Zhongjin’s entire economic interest in the applicable investments, including the outstanding investment principal, all accrued and future investment returns, redemption or withdrawal proceeds, distributions, final settlement proceeds and other property or amounts received in respect of such investments. To the extent any legal, record, account-level or counterparty recognition step cannot be completed at Closing, Changzhou Zhongjin shall retain no economic benefit in the affected Changzhou Muchi Investment Assets and shall, pending completion of such step, exercise the affected investor rights only in accordance with the Changzhou Muchi Investment Assets Transfer Agreement and promptly deliver to the applicable recipient any payment, distribution, property or other proceeds attributable thereto, subject to any withholding required by Law. The Changzhou Muchi Investment Assets Transfer Agreement shall address all notices, consents, acknowledgments, substitutions, account instructions and other steps required to effect, evidence or perfect the transfer.

3.5. Taizhou Muchi Investment Assets Transfer

At the Closing, pursuant to the Seller’s irrevocable payment direction and authorization under Section 3.8, Taizhou Zhongjin shall transfer to the Seller Controlling Person or a Seller Designee all of Taizhou Zhongjin’s right, title, economic interest and contractual rights in and to the Taizhou Muchi Investment Assets pursuant to the Taizhou Muchi Investment Assets Transfer Agreement, to the fullest extent transferable under the applicable fund investment agreements, the related three-party agreement and applicable Law. The transfer is intended to convey Taizhou Zhongjin’s entire economic interest in the applicable investments, including the outstanding investment principal, all accrued and future investment returns, redemption or withdrawal proceeds, distributions, final settlement proceeds and other property or amounts received in respect of such investments. To the extent any legal, record, account-level or counterparty recognition step cannot be completed at Closing, Taizhou Zhongjin shall retain no economic benefit in the affected Taizhou Muchi Investment Assets and shall, pending completion of such step, exercise the affected investor rights only in accordance with the Taizhou Muchi Investment Assets Transfer Agreement and promptly deliver to the applicable recipient any payment, distribution, property or other proceeds attributable thereto, subject to any withholding required by Law. The Taizhou Muchi Investment Assets Transfer Agreement shall address all notices, consents, acknowledgments, substitutions, account instructions and other steps required to effect, evidence or perfect the transfer.

3.6. Kangma Equity and Debt Transfer

At the Closing, pursuant to the Seller’s irrevocable payment direction and authorization under Section 3.8, Changzhou Zhongjin shall transfer the Kangma Debt to the Seller Controlling Person or a Seller Designee pursuant to the Kangma Equity and Debt Transfer Agreement. The transfer of the Kangma Equity shall not be a condition to the Closing if the applicable notice, preemptive-right or other procedures required for such transfer have not then been completed. Changzhou Zhongjin and the other applicable parties shall use commercially reasonable efforts to complete the transfer of the Kangma Equity to the Kangma Equity Recipient by September 30, 2026 and, if not completed by such date, shall continue such efforts to complete such transfer as soon as practicable thereafter and in any event no later than October 31, 2026. If the transfer of the Kangma Equity has not been completed by October 31, 2026, the Company shall issue the Kangma Replacement Shares to the Seller Controlling Person or a Person designated by the Seller Controlling Person in accordance with applicable securities Laws and the Company’s applicable issuance procedures. Upon such issuance, the obligations of the Company and Changzhou Zhongjin to deliver the Kangma Equity as part of the Aggregate Consideration shall be fully satisfied and discharged, the Kangma Equity shall cease to constitute consideration required to be delivered under this Agreement, and Changzhou Zhongjin shall retain the Kangma Equity. No Person shall be entitled to receive both the Kangma Equity and the Kangma Replacement Shares. The Seller Controlling Person shall identify the Kangma Equity Recipient and the recipient of the Kangma Debt in writing no later than five (5) Business Days before Closing and shall provide such corporate, beneficial ownership, identification, tax and other information concerning each such recipient as Changzhou Zhongjin, the Company, PRC Counsel or the applicable market regulation authority may reasonably require. The Parties shall cooperate to complete the related amendment of Zhongjin Kangma’s articles of association, shareholder register update, market supervision filing and other PRC closing and post-closing procedures relating to the Kangma Equity, and any notice, acknowledgment, assignment, confirmation or other action reasonably required to effect or evidence the transfer of the Kangma Debt.

3.7. Share Consideration Value

The Share Consideration Value shall be the amount equal to the Aggregate Consideration minus the aggregate U.S. dollar value of the Non-Share Consideration determined under Section 3.2.

3.8. Payment Direction; Satisfaction of Consideration Obligations; No Double Recovery

The Seller hereby irrevocably directs and authorizes the Company and each applicable Company Consideration Party to deliver each applicable portion of the Aggregate Consideration to the Seller Controlling Person, a Seller Designee, the Kangma Equity Recipient or a Share Recipient, as applicable, in accordance with this Agreement and the applicable Transaction Document. Any consideration so delivered, including any Kangma Replacement Shares issued pursuant to Section 3.6 in substitution for the Kangma Equity, shall be deemed delivered to and for the account and benefit of the Seller and shall constitute full satisfaction and discharge of the corresponding obligation of the Company or the applicable Company Consideration Party to deliver such consideration to the Seller. The Seller acknowledges and agrees that it shall have no claim against the Company, WFOE or any Company Consideration Party solely because any portion of the Aggregate Consideration is delivered to a Person other than the Seller in accordance with this Section 3.8. The Seller Controlling Person shall not revoke or modify the designation of any Seller Designee or the Kangma Equity Recipient without the prior written consent of the Seller and the Company. The Share Recipients may be added, removed or substituted only pursuant to a written amendment in accordance with Section 15.6.

3.9. Effect of Investment Assets Transfers; Further Cooperation

The Parties acknowledge that the consideration described in Sections 3.3 through 3.5 consists of the applicable Investment Assets as a whole, and not merely a right to receive periodic investment returns. Subject to the occurrence of the Closing, from and after Closing, the applicable recipient shall be entitled to the entire economic benefit of the Investment Assets transferred to such recipient, including principal, accrued and future returns, distributions, redemption or withdrawal proceeds, final settlement proceeds and any cash, property, securities or other assets distributed, returned or delivered in respect thereof; provided that, pursuant to the applicable Ancillary Consideration Agreement, such recipient shall, from and after Closing, be deemed to have been entitled to all investment returns, distributions, redemption proceeds and other economic benefits attributable to the applicable Investment Assets from and after September 1, 2026. For the avoidance of doubt, if the Closing does not occur, no recipient shall acquire any right to such economic benefits attributable to the Investment Assets from and after September 1, 2026. If any Company-side transferor receives after Closing any payment, distribution, property or other proceeds attributable to Investment Assets transferred to a recipient, such transferor shall promptly deliver or remit the same to such recipient, subject to any withholding required by Law. The Parties shall cooperate in good faith and take all commercially reasonable actions to obtain any manager or counterparty acknowledgment or consent and to complete any substitution, re-registration, account instruction, direct delivery or other step reasonably necessary to cause the applicable recipient to be recognized, to the extent permitted by the underlying agreements and applicable Law, as the holder or beneficiary of the Investment Assets and to receive the full economic benefit thereof.

ARTICLE IV. SHARE CONSIDERATION; SHARE RECIPIENTS; FINANCIAL ADVISOR SHARES

4.1. Number of Share Consideration

At the Closing, subject to the terms and conditions of this Agreement, the Company shall issue an aggregate of 71,282,488 Class A Ordinary Shares as the Share Consideration, allocated among the recipients identified on Schedule I.A in the respective amounts set forth therein. The Parties acknowledge that such aggregate number of shares reflects the agreed allocation of the Share Consideration for purposes of the Transactions. The aggregate number of Share Consideration shares and the allocation thereof shall be reflected in the Company’s transfer agent instructions.

4.1A. Financial Advisor Shares

In addition to the Share Consideration, the Company shall issue the FA Shares to the Financial Advisor and/or its designees in the aggregate number and allocations set forth on Schedule I.B, pursuant to the applicable financial advisory engagement. The FA Shares are compensation for financial advisory services in connection with the Transactions, are separate from and in addition to the Share Consideration, and do not constitute any portion of the Aggregate Consideration.

4.2. Issuance to Recipients Identified on Schedule I.A

Subject to the terms and conditions of this Agreement, at the Closing the Company shall issue the Share Consideration to the recipients identified on Schedule I.A in the respective amounts set forth therein. The Seller Controlling Person shall receive Share Consideration only if identified on Schedule I.A as a recipient. Each Share Recipient shall have executed this Agreement as a limited-purpose signatory, and the Seller Controlling Person, if receiving Share Consideration, and each Share Recipient shall have completed and delivered an Investor Questionnaire to the Company on or before the execution of this Agreement. The Company is entering into this Agreement and agreeing to issue the Share Consideration in reliance on the identity of the recipients set forth on Schedule I.A and the representations, certifications and information contained in the applicable Investor Questionnaires. No Person not identified as a recipient on Schedule I.A as of the execution of this Agreement shall be entitled to receive any Share Consideration unless this Agreement and Schedule I.A are amended in writing in accordance with Section 15.6 and such Person executes a limited-purpose signature page and delivers an Investor Questionnaire and all other documents or information required by the Company, its transfer agent, Nasdaq or applicable Law, in each case in form and substance reasonably satisfactory to the Company.

For the avoidance of doubt, any Share Consideration issued to the Seller Controlling Person or a Share Recipient identified on Schedule I.A shall be deemed to have been issued at the Seller’s direction and for the Seller’s account and benefit in satisfaction of the Company’s corresponding obligation under this Agreement. The Seller Controlling Person represents, warrants and agrees that each Share Recipient identified on Schedule I.A has been designated pursuant to the authority granted by the Seller under Section 3.8 to receive the number of shares set forth opposite such Share Recipient’s name, and the Seller acknowledges and agrees that issuance of such shares to the Seller Controlling Person or such Share Recipient shall constitute valid discharge of the Company’s corresponding obligation to the Seller.

4.3. Nature of Consideration

The Share Consideration is issued as part of the Aggregate Consideration for the Seller’s, the Seller Controlling Person’s and the Target’s entry into, delivery and performance of the VIE Agreements and the other Transaction Documents, the Seller’s undertakings with respect to the Target Equity, the Seller Controlling Person’s undertakings with respect to the Seller, the Target and the Transactions, the grant to WFOE of contractual control, economic benefit rights, pledge rights, voting proxy rights and exclusive option rights with respect to the Target, and the covenants and obligations of the Seller, the Seller Controlling Person and the Target under this Agreement and the other Transaction Documents.

4.4. No Special Company Governance Rights

Neither the Seller, the Seller Controlling Person nor any Share Recipient shall receive, by virtue of the Transactions, the issuance of the Share Consideration or any other Transaction Document, any Class B ordinary shares, super-voting securities, enhanced voting rights, board designation rights, executive appointment rights or other special governance rights of the Company, except for the rights attaching generally to the Class A Ordinary Shares expressly issued pursuant to this Agreement.

4.5. No Company Director or Executive Appointment Rights; Nasdaq Change of Control

Neither the Seller, the Seller Controlling Person, any Share Recipient nor any person serving in a management capacity with the Target shall, as a result of or in connection with the Transactions, be appointed to or be entitled to hold any position as a director or executive officer of the Company, or have any contractual right to nominate, designate, appoint, remove or approve any director or executive officer of the Company. Following the Closing, the Seller Controlling Person and his management team shall not participate in the operation, management, control or decision-making of the Target or its assets, except solely to the extent necessary to perform ministerial, shareholder-level or other obligations under the VIE Agreements as directed by WFOE. The Parties intend that the Transactions, including the Share Consideration and the foregoing governance arrangements, not result in a change of control of the Company for purposes of Nasdaq Listing Rule 5110(a). Accordingly, no Transaction Document shall confer on the Seller, the Seller Controlling Person, any Share Recipient or the Target any governance, management, board or executive appointment right over the Company that is inconsistent with that intent, and the Parties shall cooperate in good faith with any reasonable modification requested by the Company to address a Nasdaq concern regarding change of control, provided that such modification does not materially reduce the Aggregate Consideration or the VIE control and economic rights contemplated by the Transactions.

4.6. Securities Law Exemptions; Legends

The Share Consideration shall be issued pursuant to one or more exemptions from registration under the Securities Act and applicable state securities Laws, including Regulation S under the Securities Act, Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D, or such other exemption or exemptions as the Company may determine to be available based on the facts and circumstances applicable to the Seller Controlling Person and each Share Recipient. The Seller Controlling Person, if receiving Share Consideration, and each Share Recipient shall satisfy all eligibility, investor qualification, residency, offshore transaction, non-U.S. person, accredited investor, sophistication, investment intent, transfer restriction, beneficial ownership, sanctions, anti-money laundering and other requirements applicable to the exemption or exemptions relied upon by the Company and shall provide all information and certifications reasonably requested by the Company, its counsel or its transfer agent.

The Share Consideration shall be issued as “restricted securities” within the meaning of Rule 144 under the Securities Act and shall be subject to applicable transfer restrictions under the Securities Act and other applicable securities Laws. The Company may instruct its transfer agent to place customary restrictive legends or book-entry notations on the Share Consideration and may remove such legends or notations only in accordance with applicable securities Laws, the Company’s transfer agent procedures and any applicable legal opinion requirements.

4.7. Withholding

The Company and each Company Consideration Party may deduct and withhold from any consideration otherwise payable under this Agreement such amounts as are required to be deducted or withheld under applicable Law relating to Taxes. To the extent amounts are so deducted or withheld and paid to the relevant Governmental Authority, such amounts shall be treated for all purposes as having been paid to the Person in respect of whom such deduction or withholding was made.

ARTICLE V. CLOSING

5.1. Closing

The Closing shall take place remotely by exchange of executed documents and electronic signatures on the third Business Day after the satisfaction or waiver of the conditions set forth in Article X, or at such other time, date or place as the Company and the Seller may agree in writing. The Closing may be deemed effective as of 12:01 a.m. Beijing time on the Closing Date for accounting and operational purposes, unless otherwise agreed.

5.2. Seller, Seller Controlling Person and Target Closing Deliverables

(a) Executed counterparts of this Agreement and each VIE Agreement to which the Seller, the Seller Controlling Person, the Target or any other applicable Person is a party, substantially in the forms attached hereto as Exhibits A-1 through A-5 and otherwise in form and substance reasonably satisfactory to the Company, WFOE and PRC Counsel.

(b) A certificate of an authorized officer or legal representative of the Target, dated as of the Closing Date, certifying that the representations and warranties of the Target set forth in this Agreement are true and correct in all material respects as of the Closing Date, that the Target has performed in all material respects all covenants required to be performed by it at or before Closing, that no Material Adverse Effect has occurred with respect to the Target, and that the applicable conditions to Closing have been satisfied.

(c) Secretary’s certificates or equivalent corporate certificates of the Seller and the Target, dated as of the Closing Date, certifying true, complete and correct copies of their respective business licenses, articles of association, shareholder registers, capital contribution records, board, shareholder and other internal approvals required to approve the Transaction Documents and the Transactions, and the incumbency and specimen signatures of the applicable authorized signatories.

(d) Closing certificates of the Seller and the Seller Controlling Person, dated as of the Closing Date, certifying that their respective representations and warranties set forth in this Agreement are true and correct in all material respects as of the Closing Date, that each has performed in all material respects the covenants required to be performed by it or him at or before Closing, that the Seller owns 100% of the Target Equity free and clear of Encumbrances other than those created by the Transaction Documents, that the Seller Controlling Person owns 100% of the Seller Equity free and clear of Encumbrances other than those disclosed to the Company or created by the Transaction Documents, and that each has full power, legal capacity and authority, as applicable, to execute and perform the Transaction Documents to which it or he is a party.

(e) The Seller Controlling Person’s written designation of each Seller Designee and the Kangma Equity Recipient, together with all information and documentation required under the applicable Transaction Documents.

(f) Any undertaking, consent or other ancillary document required by PRC Counsel from the Seller Controlling Person or any other relevant Person in connection with the VIE Agreements or the ownership and control structure of the Seller and the Target.

(g) Such other certificates, instruments, registrations, filings or closing deliverables as are expressly required to be delivered by the Seller, the Seller Controlling Person, the Target or any other applicable Person at Closing under the VIE Agreements or the other Transaction Documents.

5.3. Company, WFOE and Company Consideration Party Closing Deliverables

(a) Executed counterparts of this Agreement and each Transaction Document to which the Company, WFOE, Changzhou Zhongjin or Taizhou Zhongjin is a party.

(b) A certificate of an officer of the Company, dated as of the Closing Date, certifying that the representations and warranties of the Company and WFOE set forth in this Agreement are true and correct in all material respects as of the Closing Date, that the Company and WFOE have performed in all material respects all covenants required to be performed by them at or before Closing, and that the applicable conditions to Closing have been satisfied.

(c) Copies of Board and other corporate approvals of the Company required for the Transactions, together with Cayman Islands legal opinion or confirmation relating to the Company’s reliance on home-country practice in lieu of any otherwise applicable Nasdaq shareholder approval requirement as may be required or advisable for the Transactions.

(d) Corporate approvals of WFOE, Changzhou Zhongjin and Taizhou Zhongjin required for the Transaction Documents and the Transactions, together with a closing certificate of each of Changzhou Zhongjin and Taizhou Zhongjin, dated as of the Closing Date, certifying that the representations and warranties made by such party in this Agreement are true and correct in all material respects as of the Closing Date and that such party has performed in all material respects all covenants required to be performed by it at or before Closing, in each case in form reasonably satisfactory to applicable counsel.

(e) Written instructions to the Company’s transfer agent to issue the Share Consideration in book-entry form to the recipients identified on Schedule I.A and the FA Shares to the recipients identified on Schedule I.B, in each case subject to receipt of all required transfer agent documentation.

(f) Evidence that the Nasdaq Listing of Additional Shares notification has been duly submitted and that any applicable advance-notice or waiting period required by Nasdaq in connection with the issuance of the Share Consideration and the FA Shares and the Kangma Replacement Shares, if required to be issued pursuant to Section 3.6, has expired or been waived or otherwise satisfied.

(g) Evidence reasonably satisfactory to the Seller that the HTFX Investment Assets Transfer Agreement, the Changzhou Muchi Investment Assets Transfer Agreement, the Taizhou Muchi Investment Assets Transfer Agreement and the Kangma Equity and Debt Transfer Agreement have been duly executed and delivered by the Company, Changzhou Zhongjin or Taizhou Zhongjin, as applicable.

5.4. Third-Party Acknowledgments and Consents

To the extent any acknowledgment, consent, confirmation, substitution, re-registration, account instruction or notice from HTFX LIMITED, Zhejiang Muchi or any other third party is required under an underlying agreement or applicable Law to make the transfer of any Investment Assets effective against, or recognized by, such third party, such document or action shall be delivered or completed at or before Closing, unless the Company and the Seller Controlling Person otherwise agree in writing that it may occur after Closing. Any agreed post-Closing action shall not relieve the Company, Changzhou Zhongjin or Taizhou Zhongjin, as applicable, of its obligation to take all commercially reasonable actions necessary to effect, evidence and perfect the applicable transfer and to deliver to the applicable recipient the entire economic benefit of the Investment Assets pending such completion.

5.5. Simultaneous Closing

All actions to be taken and documents to be delivered at the Closing shall be deemed to occur simultaneously, and no action shall be deemed completed until all Closing actions have been completed or waived by the Party entitled to the benefit thereof. For the avoidance of doubt, the foregoing shall not require completion of the transfer of the Kangma Equity at Closing to the extent such transfer is deferred pursuant to Section 3.6.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF THE SELLER, SELLER CONTROLLING PERSON AND THE TARGET

Except for Sections 6.36 and 6.37, which are made by the Seller Controlling Person and each Share Recipient severally and not jointly and solely as to itself, the Seller, the Seller Controlling Person and the Target, jointly and severally, represent and warrant to the Company, WFOE and the Company Consideration Parties as follows. The representations and warranties in this Article VI relate to the Seller, the Seller Controlling Person and the Target, as applicable, and are made as of the date of this Agreement and as of the Closing Date, unless expressly made as of a specified date. References in this Article VI to matters “disclosed to the Company” mean matters fairly disclosed in writing with sufficient detail to identify the nature and scope of the matter before the date of this Agreement.

6.1. Organization; Corporate Records

The Seller and the Target are duly organized and validly existing under the Laws of the PRC. Each has all requisite corporate power and authority to own or hold its assets and rights and to perform its obligations under the Transaction Documents. True, complete and current copies of the business licenses, articles of association, shareholder registers, capital contribution records and other material organizational records of the Seller and the Target have been delivered or made available to the Company.

6.2. Authority; Binding Effect

Each of the Seller and the Target has full corporate power and authority to execute and deliver each Transaction Document to which it is a party and to perform its obligations thereunder, and all corporate actions required to authorize the execution, delivery and performance thereof have been or will be validly taken before Closing. The Seller Controlling Person has full legal capacity and authority to execute and deliver each Transaction Document to which he is a party and to perform his obligations thereunder. Each Transaction Document executed by the Seller, the Seller Controlling Person or the Target constitutes, or upon execution will constitute, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws affecting creditors’ rights generally and to general principles of equity.

6.3. Capitalization; Ownership of the Seller and Target

The Seller Controlling Person is the sole legal and beneficial owner of 100% of the Seller Equity, and the Seller is the sole legal and beneficial owner of 100% of the Target Equity. All registered capital and equity interests of the Seller and the Target have been duly authorized and validly issued and have been paid or contributed when and to the extent required by applicable Law and their respective organizational documents. Except as disclosed to the Company, there is no unpaid capital contribution, accelerated contribution obligation, capital deficiency, pending capital reduction, obligation to make an additional capital contribution, or agreement to alter the registered capital or equity ownership of the Seller or the Target.

6.4. No Encumbrances; No Other Equity Rights

The Seller Equity and the Target Equity are free and clear of all Encumbrances other than Encumbrances created pursuant to the Transaction Documents or otherwise disclosed to the Company. There are no outstanding options, warrants, convertible securities, subscriptions, preemptive rights, equity purchase rights, rights of first refusal or first offer, shareholder agreements, voting agreements, proxies, profit-sharing arrangements, phantom equity arrangements, nominee arrangements, trusts or other Contracts or rights that would entitle any Person to acquire, vote, control or receive any dividend, distribution or other economic interest in respect of the Seller Equity or the Target Equity, except as disclosed to the Company or created pursuant to the Transaction Documents.

6.5. No Conflicts

The execution, delivery and performance of the Transaction Documents by the Seller, the Seller Controlling Person and the Target, and the consummation of the Transactions, do not and will not (a) violate or conflict with the organizational documents of the Seller or the Target; (b) violate any applicable Law or any judgment, order or decree binding on the Seller, the Seller Controlling Person or the Target; (c) result in a breach of, default under, termination of, acceleration of any obligation under, or loss of any material benefit under any material Contract binding on the Seller, the Seller Controlling Person or the Target; or (d) result in the creation of any Encumbrance on any material asset or right of the Target, other than Encumbrances expressly created by the Transaction Documents.

6.6. Consents; Approvals; Filings

Except for the registrations, filings, consents, notices and approvals expressly contemplated by the Transaction Documents or identified by PRC Counsel, no consent, approval, waiver, authorization, registration, filing or notice with or to any Governmental Authority, contractual counterparty or other Person is required for the Seller, the Seller Controlling Person or the Target to execute, deliver or perform the Transaction Documents or for the VIE Agreements to become effective in accordance with their terms. The Seller, the Seller Controlling Person and the Target have disclosed to the Company all material governmental, contractual or third-party consents that they reasonably believe are required in connection with the Transactions.

6.7. Financial Information

The books, records, trial balances, management accounts and other financial information relating to the Target and the Target Assets that have been furnished or made available to the Company were prepared from records maintained by or for the Target and, to the Knowledge of the Seller, the Seller Controlling Person and the Target, are accurate in all material respects for the purposes for which such information was furnished. Nothing in this Section 6.7 constitutes a representation that any such information has been audited or prepared in accordance with U.S. GAAP or any particular financial reporting framework, except to the extent expressly stated in such information.

6.8. Books and Records; Supporting Records

The material corporate, financial, ownership, land, forestland, research, cultivation and other records maintained by or for the Target and furnished or made available to the Company are accurate in all material respects to the Knowledge of the Seller, the Seller Controlling Person and the Target. No material record necessary to establish the Target’s ownership of, or contractual or other rights in, any material Target Asset represented to the Company has been intentionally withheld, destroyed or altered in anticipation of the Transactions.

6.9. No Undisclosed Liabilities

The Target has no material liability or obligation of any nature, whether accrued, absolute, contingent, matured, unmatured, asserted or unasserted, except (a) liabilities reflected or reserved against in the most recent financial information delivered to the Company, (b) liabilities arising from the ownership, preservation, maintenance or administration of the Target Assets that are not material individually or in the aggregate, (c) liabilities arising under Contracts disclosed to the Company, and (d) liabilities incurred in connection with the Transaction Documents.

6.10. Absence of Certain Changes

Since the date of the most recent information relating to the Target Assets delivered to the Company, except as disclosed to the Company, (a) no Material Adverse Effect has occurred; (b) no material Target Asset represented to the Company has been sold, transferred, abandoned, harvested, destroyed, materially impaired or subjected to an Encumbrance other than actions disclosed to the Company; (c) no material intellectual property, technology-related right or collaboration right of the Target represented to the Company has been assigned, exclusively licensed, terminated or permitted to lapse; (d) no material borrowing, guarantee, dividend, distribution or related-party transaction has been entered into by the Target except as disclosed to the Company; and (e) neither the Seller nor the Target has agreed or committed to take any of the foregoing actions.

6.11. Title to Assets and Rights

The Target has good and valid title to, or a valid leasehold, license, contractual, collaboration or other enforceable right to use or benefit from, each material Target Asset represented to the Company as being owned, held or usable by the Target, free and clear of Encumbrances other than non-material statutory liens and other Encumbrances disclosed to the Company. No material Target Asset represented to the Company as being owned or held by the Target is owned by the Seller or another Affiliate of the Seller unless such ownership and the Target’s rights with respect thereto have been disclosed to the Company. For the avoidance of doubt, this Section does not constitute a representation that the Target Assets comprise all assets, personnel, facilities, rights or processes necessary to operate an integrated or stand-alone business.

6.12. Land, Forestland and Site Rights

To the extent the Target owns, leases, contracts for, manages, cultivates on or otherwise uses any land, forestland, woodland, agricultural land, planting area, research site or production site that has been disclosed to the Company, the Target has valid rights under applicable Law and the relevant Contracts to use such property for the activities actually conducted thereon. All material certificates, permits, leases, cooperative arrangements, land or forestland use documentation, boundary materials and other documents evidencing such rights that have been provided to the Company are true and complete in all material respects. There is no pending or, to the Knowledge of the Seller, the Seller Controlling Person and the Target, threatened expropriation, requisition, cancellation, material boundary dispute, material access dispute or material challenge to such rights.

6.13. Ginseng, Biological and Cultivation Assets

To the extent the Seller, the Seller Controlling Person or the Target has represented to the Company that the Target owns, controls or has rights in any material ginseng, in-forest ginseng, planting, cultivation, biological, raw-material or similar assets, the Target owns or has valid contractual or use rights in such assets as so represented. To the extent applicable, the Target has maintained records reasonably sufficient to identify the location, planting or acquisition period, species or category, quantity or estimated quantity, cultivation status and other material characteristics represented to the Company. The factual information furnished to the Company concerning such assets, including planting areas, biological resources, survival or density information, cultivation history, photographs, videos, inventories and sampling data, is true and correct in all material respects and is not misleading in any material respect.

6.14. Condition and Preservation of Biological Assets

Except as disclosed to the Company, the Seller, the Seller Controlling Person and the Target have no Knowledge of any material disease, pest infestation, contamination, unlawful harvesting, material casualty, material environmental condition or other circumstance that has materially impaired the biological or commercial condition of any material ginseng or other biological asset represented to the Company as owned, controlled or maintained by the Target. To the extent the Target is responsible for maintaining any such asset, it has taken commercially reasonable measures required by applicable Law and the relevant Contracts to preserve and maintain such asset.

6.15. Research and Development; Technology Platform

To the extent represented to the Company, the Target owns, is licensed to use, or has valid contractual or collaboration rights with respect to the material research results, laboratory or experimental data, process descriptions, protocols, know-how and other technology-related materials described to the Company. Without limiting the foregoing, to the extent represented to the Company, such rights include rights relating to (a) research results, test data and know-how concerning the ginsenosides F2, Rg3, Rh2, CK and Rg5/Rk1, and (b) the “KB-120” multi-stage compound fermentation technology platform and related technology, know-how and supporting research materials concerning the conversion of higher-glycosylated ginsenosides into rare or lower-molecular-weight ginsenosides. The nature and scope of the Target’s rights in any such research result, technology or platform shall be as established by the applicable ownership, license, cooperation, memorandum or other contractual arrangement disclosed to the Company, and no broader ownership right is represented by this Section.

6.16. Intellectual Property

To the extent any material patent, patent application, trademark, service mark, trade name, copyright, software, domain name, trade secret, know-how, formula, process, technical information or other intellectual property has been represented to the Company as owned by, licensed to or used by the Target, the Target owns, or has valid and enforceable licenses or other rights to use, such intellectual property as represented. All registered intellectual property represented to the Company as owned by the Target is validly registered or applied for in the name of the Target, except as disclosed to the Company. No written claim alleging infringement, misappropriation, invalidity or unauthorized use relating to such material intellectual property is pending or, to the Knowledge of the Seller, the Seller Controlling Person and the Target, threatened, and the Seller, the Seller Controlling Person and the Target have no Knowledge of any material infringement or misappropriation by a third party of intellectual property owned by the Target.

6.17. Research Data; Scientific and Technical Materials

All material research reports, test results, experimental records, technical descriptions, conversion data, assay results, process parameters, project summaries and other scientific or technical materials provided by or on behalf of the Seller, the Seller Controlling Person or the Target to the Company or its advisers, including materials relating to F2, Rg3, Rh2, CK, Rg5/Rk1 and the KB-120 platform, were provided in good faith and accurately reflect in all material respects the underlying records or results from which they were derived. None of the Seller, the Seller Controlling Person or the Target has knowingly fabricated, falsified or materially altered any such scientific or technical information furnished in connection with the Transactions. No representation in this Section constitutes a guarantee of future research results, commercial scalability, regulatory approval, efficacy, bioavailability, functional activity, market acceptance or profitability.

6.18. No Current Product Commercialization; Collaboration Arrangements

Except as disclosed to the Company, the Target does not currently conduct a material product processing, manufacturing, supply, marketing, sales or commercialization business. To the extent the Target has undertaken limited research, development, testing or other preparatory activity relating to health products, nutritional products, food ingredients, botanical ingredients, ginseng-derived ingredients or other products, the material nature and regulatory status of such activity have been disclosed to the Company. Any contemplated future product development or commercialization through a third-party research, development, manufacturing or other collaborator shall not be deemed a current operating capability of the Target unless and to the extent supported by a written arrangement disclosed to the Company.

6.19. Material Contracts

All material Contracts of the Target relating to any material Target Asset, including land or resource rights, research or technology collaborations, licenses, cultivation arrangements and other material contractual rights represented to the Company, have been disclosed or made available to the Company. Each such Contract is valid and binding on the Target and, to the Knowledge of the Seller, the Seller Controlling Person and the Target, the other parties thereto, subject to customary enforceability qualifications. The Target is not in material breach or default under any such Contract, and no written notice of material breach, termination or non-renewal has been received and remains unresolved.

6.20. No Established Operating Infrastructure

Except as disclosed to the Company, as of the date of this Agreement the Target does not maintain an established revenue-producing operating infrastructure and does not have a material physical operating facility, employee base, market distribution system, sales force, customer base, material operating permits or rights used in an established revenue-producing business, production technology deployed in such a business, or a trade name used in such a business. The Parties acknowledge that the Target Assets are intended principally to support future research-result conversion, development and business activities after Closing. Nothing in this Section limits or qualifies the representations concerning ownership, validity, condition or enforceability of the Target Assets expressly set forth elsewhere in this Article VI.

6.21. Inventory and Materials

To the extent the Target maintains material inventory, raw materials, biological materials or other similar property that has been reflected in information provided to the Company or represented as owned by the Target, such property is owned by the Target subject only to Encumbrances disclosed to the Company. To the extent applicable to the activities actually conducted by the Target, such property has been stored, handled and maintained in material compliance with applicable Law. No material write-down, destruction, recall or quarantine of such property is required as of the date of this Agreement except as reflected in the financial information or otherwise disclosed to the Company.

6.22. Compliance with Laws; Permits

The Target is and, during the period relevant to the activities and assets disclosed to the Company, has been in material compliance with applicable Laws relating to corporate registration, land and forestland use, forestry, agriculture, environmental protection, work safety, product quality, food and health products, research activities, intellectual property, Tax, labor and employment, advertising, data protection, cybersecurity and contractual performance, in each case only to the extent applicable to the activities actually conducted by, or assets and rights actually held or used by, the Target. The Target holds all material licenses, permits, approvals, filings, registrations and qualifications required for such activities and assets, and all such material permits are valid and in full force and effect.

6.23. Environmental, Forestry and Agricultural Matters

To the extent applicable to any material asset, right or activity of the Target disclosed to the Company, the Target is in material compliance with applicable environmental, forestry, agricultural, ecological protection and natural-resource Laws. Except as disclosed to the Company, the Target has not received any unresolved material notice, order or demand relating to illegal land or forestland use, unlawful harvesting, environmental remediation, ecological restoration, pollution, hazardous materials, soil or water contamination or violation of forestry or agricultural restrictions. To the Knowledge of the Seller, the Seller Controlling Person and the Target, there is no condition relating to any such material asset or right that would reasonably be expected to result in a material remediation or restoration obligation of the Target.

6.24. Product Safety; Health and Safety

To the extent applicable to any limited activity actually undertaken by the Target before Closing, the Target is in material compliance with applicable occupational health and safety Laws and applicable product, food or quality-control requirements. Except as disclosed to the Company, there has been no material product recall, material safety incident, material contamination event or material workplace accident involving the Target that remains unresolved or that would reasonably be expected to result in a material liability of the Target. Nothing in this Section constitutes a representation that the Target currently conducts manufacturing, sales or other product commercialization operations.

6.25. Regulatory Matters; Governmental Proceedings

The Target has not received any unresolved written notice from any Governmental Authority alleging a material violation of Law or requiring a material investigation, rectification, penalty, suspension, shutdown, revocation, cancellation or corrective action relating to any material asset, right or activity of the Target. There is no pending or, to the Knowledge of the Seller, the Seller Controlling Person and the Target, threatened governmental investigation or administrative proceeding that would reasonably be expected to materially impair any material asset or right of the Target, the validity of the VIE Agreements or the consummation of the Transactions.

6.26. Taxes

The Target has timely filed all material Tax returns required to be filed and has paid all material Taxes required to be paid, except Taxes being contested in good faith by appropriate proceedings and adequately reserved for in the financial information delivered to the Company. There are no material Tax liens on any asset or right of the Target other than statutory liens for Taxes not yet due and payable. There is no pending or, to the Knowledge of the Seller, the Seller Controlling Person and the Target, threatened material Tax audit, assessment, dispute or claim against the Target.

6.27. No Employees; Personnel Arrangements

As of the date of this Agreement, the Target has no employees and does not maintain an employee base. Any material independent contractor, consultant, research-collaboration or other personnel arrangement relating to a material Target Asset has been disclosed to the Company. Except as disclosed to the Company, there is no material labor or personnel dispute or proceeding pending or, to the Knowledge of the Seller, the Seller Controlling Person and the Target, threatened against the Target.

6.28. Employee-Related Liabilities

The Target has no material outstanding liability for unpaid wages, severance, social insurance, housing fund contributions or other mandatory employee benefits relating to any current or former employee. The Target does not maintain any material pension, bonus, equity incentive, welfare, severance or other employee benefit plan, except as disclosed to the Company.

6.29. Data Protection; Cybersecurity

To the extent the Target collects, stores, processes or transfers personal information, research data or other data regulated by applicable Law, it has done so in material compliance with applicable data protection, privacy, cybersecurity and data-security requirements. Except as disclosed to the Company, the Target has not experienced any material cybersecurity incident, unauthorized access, data breach or loss of data that has resulted in or would reasonably be expected to result in material liability.

6.30. Insurance

The material insurance policies maintained by the Target, if any, have been disclosed to the Company. Such policies are in force and no written notice of cancellation or material non-renewal has been received and remains unresolved. No material claim by the Target under any such policy has been denied on the basis of fraud or intentional misrepresentation.

6.31. Litigation and Claims

There is no action, arbitration, litigation, claim, administrative proceeding, investigation or inquiry pending or, to the Knowledge of the Seller, the Seller Controlling Person and the Target, threatened against the Seller, the Seller Controlling Person, the Target or any material asset or right of the Target that would reasonably be expected to result in a material liability, materially impair any material asset, right or activity of the Target, challenge ownership of the Seller Equity or the Target Equity, or prevent or materially delay the Transactions. The Target is not subject to any material unsatisfied judgment, order or award.

6.32. Related-Party Transactions

All material Contracts, arrangements, loans, advances, guarantees, asset transfers, service arrangements and other transactions between the Target, on the one hand, and the Seller, the Seller Controlling Person or any of their respective Affiliates, family members or related parties, on the other hand, have been disclosed to the Company. Except as disclosed to the Company, no such related party owns any material asset, intellectual property or other material right represented to the Company as owned by the Target or has any material claim against the Target.

6.33. Anti-Bribery; Improper Payments

Neither the Seller nor the Seller Controlling Person nor, to the Knowledge of the Seller, the Seller Controlling Person and the Target, the Target or any director, officer, employee or other Person acting on behalf of the Target has, in connection with any activity of the Target, knowingly offered, authorized, made or received any material payment, gift or other thing of value in violation of applicable anti-bribery, anti-corruption or commercial bribery Laws.

6.34. Full Disclosure; Due Diligence Materials

All factual information, documents, certificates, statements, schedules, responses to diligence requests, photographs, videos, asset descriptions, valuation materials and research materials furnished or made available by or on behalf of the Seller, the Seller Controlling Person or the Target to the Company, WFOE or their advisers specifically in connection with the evaluation, negotiation or consummation of the Transactions are, to the Knowledge of the Seller, the Seller Controlling Person and the Target, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the factual information provided, in light of the circumstances in which it was provided, not misleading. None of the Seller, the Seller Controlling Person or the Target has knowingly withheld from the Company any material fact or document relating to the ownership, condition, legality, use, validity or transferability of the Seller Equity, the Target Equity or any material Target Asset that would reasonably be expected to be material to the Company’s decision to enter into this Agreement.

6.35. Information Supplied for SEC, Nasdaq and Other Disclosure

No factual information supplied or to be supplied in writing by or on behalf of the Seller, the Seller Controlling Person or the Target specifically for inclusion or incorporation by reference in any SEC filing, Nasdaq submission, shareholder communication or press release of the Company will, when so supplied, contain an untrue statement of a material fact or omit to state a material fact necessary to make the information supplied, in light of the circumstances under which it was supplied, not misleading.

6.36. Investment Representations of Seller Controlling Person and Share Recipients

Each Share Recipient has completed, executed and delivered to the Company, on or before the execution of this Agreement, an Investor Questionnaire in connection with the proposed issuance of Share Consideration to such Share Recipient. If the Seller Controlling Person is receiving any Share Consideration, the Seller Controlling Person has likewise completed, executed and delivered an Investor Questionnaire to the Company on or before the execution of this Agreement. Each such Person acknowledges that the Company is relying on the truth, accuracy and completeness of such Investor Questionnaire, including the investment intent, investor eligibility, Regulation D / Section 4(a)(2), Regulation S, transfer restriction, beneficial ownership, sanctions, anti-money laundering, tax and other representations, certifications and information contained therein, in entering into this Agreement, determining such Person’s eligibility to receive Share Consideration and determining the availability of an exemption from registration under the Securities Act. The representations, certifications and information contained in each Investor Questionnaire shall be deemed made by the Person delivering such Investor Questionnaire to the Company for purposes of the issuance of the Share Consideration, and the Company shall be entitled to rely thereon. Each Share Recipient makes the representations applicable to such Person severally and not jointly.

6.37. Non-Affiliation; Independent Investment Decision; No Group Arrangement

(a) Each Share Recipient represents and warrants, severally and not jointly and solely as to itself, that such Person is not an Affiliate of the Seller, the Seller Controlling Person or any other Share Recipient, except as expressly disclosed in writing to the Company before the execution of this Agreement. The Seller Controlling Person represents and warrants, solely as to himself, that he has disclosed in writing to the Company before the execution of this Agreement any Share Recipient that is an Affiliate of the Seller or the Seller Controlling Person.

(b) Each of the Seller Controlling Person and each Share Recipient further represents and warrants, severally and not jointly and solely as to itself, that such Person has made its own independent decision to enter into the Transactions and, if applicable, to receive the Share Consideration based on such Person’s own review, investigation and judgment and consultation with its own legal, tax, financial and other advisers as such Person has deemed necessary or appropriate, and has not relied on any other Share Recipient or any Affiliate, representative, adviser or agent of any other Share Recipient in making such decision.

(c) Each of the Seller Controlling Person and each Share Recipient further represents and warrants, severally and not jointly and solely as to itself, that such Person has no agreement, arrangement or understanding, whether written or oral, with any other Share Recipient to act together, as a group or in concert with respect to the ownership, voting, transfer, disposition or resale of any Share Consideration, except as expressly set forth in this Agreement, such Person’s Investor Questionnaire or otherwise disclosed in writing to the Company before the execution of this Agreement.

6.38. Independent Review; No Reliance

Each of the Seller, the Seller Controlling Person and the Target has conducted its own independent review and due diligence with respect to the Company, WFOE, the Transaction Documents and the Transactions to the extent it has deemed appropriate, has had the opportunity to consult independent legal, tax, accounting, financial and other advisers, understands the structure and consequences of the Transactions, and is not relying on the Company, WFOE or their advisers for legal, tax, accounting, financial or regulatory advice, except for the representations and warranties expressly set forth in the Transaction Documents.

6.39. No Brokers

No broker, finder, financial advisor, investment banker or other Person is entitled to any fee, commission or other compensation in connection with this Agreement or the Transactions based upon any arrangement made by or on behalf of the Seller, the Seller Controlling Person, the Target or any of their Affiliates. The Seller shall be solely responsible for any such fee, commission or compensation.

6.40. Seller Payment Direction; Corporate Authorization

The Seller has duly authorized the payment and delivery of the Aggregate Consideration to the Seller Controlling Person, the Seller Designees, the Kangma Equity Recipient and the Share Recipients, as applicable, in accordance with this Agreement, including by all corporate, shareholder or other action required under its organizational documents and applicable Law. The Seller represents and warrants that such payment direction and the performance thereof do not violate its organizational documents, any applicable Law, any material Contract binding on the Seller, or any restriction on distributions, transfers of value or payments to shareholders applicable to the Seller, and do not require any consent or approval that has not been obtained or will not be obtained before Closing. The Seller acknowledges that all consideration delivered in accordance with Section 3.8 is delivered for its account and benefit and constitutes valid consideration to the Seller for the Transactions notwithstanding delivery to the Seller Controlling Person, a Seller Designee, the Kangma Equity Recipient or a Share Recipient.

ARTICLE VII. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND COMPANY CONSIDERATION PARTIES

The Company and WFOE represent and warrant to the Seller, the Seller Controlling Person and the Target as set forth in this Article VII, and each Company Consideration Party represents and warrants with respect to those provisions of this Article VII that expressly relate to such Company Consideration Party or its assets, rights or obligations. Each representation and warranty is made as of the date of this Agreement and as of the Closing Date, unless expressly made as of a specified date.

7.1. Organization; Standing

The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. WFOE, Changzhou Zhongjin and Taizhou Zhongjin are duly organized and validly existing under the laws of the PRC. Each has all requisite corporate power and authority to own and operate its properties and conduct its business as currently conducted.

7.2. Authority; Binding Effect

Each of the Company, WFOE, Changzhou Zhongjin and Taizhou Zhongjin has full corporate power and authority to execute and deliver each Transaction Document to which it is a party and to perform its obligations thereunder, subject to receipt of the approvals, filings and Nasdaq-related requirements contemplated hereby. Upon execution, each such Transaction Document will constitute a legal, valid and binding obligation of the applicable party, enforceable against such party in accordance with its terms, subject to customary enforceability qualifications.

7.3. Capitalization

The Company’s authorized share capital and issued and outstanding shares are as disclosed in the Company’s SEC filings or as otherwise updated in writing to the Seller. The Share Consideration and the FA Shares and the Kangma Replacement Shares, if issued pursuant to Section 3.6, when issued in accordance with this Agreement and, in the case of the FA Shares, the applicable financial advisory engagement, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights under the Company’s memorandum and articles of association, except for restrictions arising under securities Laws and the Transaction Documents.

7.4. SEC Reports

During the twelve (12) months prior to the date of this Agreement, the Company has filed or furnished all material reports, forms and documents required to be filed or furnished by it under the Securities Act and the Exchange Act. As of their respective filing or furnishing dates, such reports complied in all material respects with applicable requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, subject to subsequent amendments and corrections.

7.5. Nasdaq Listing

The Class A Ordinary Shares are listed on Nasdaq. To the Knowledge of the Company, as of the date of this Agreement, the Company has not received any unresolved notice from Nasdaq that would prohibit the issuance of the Share Consideration or the FA Shares or the Kangma Replacement Shares, if issued pursuant to Section 3.6, subject to the Nasdaq notifications, home-country practice requirements and other requirements contemplated by this Agreement.

7.6. No Conflicts

The execution, delivery and performance of the Transaction Documents by the Company, WFOE, Changzhou Zhongjin and Taizhou Zhongjin, as applicable, do not and will not conflict with or violate their respective organizational documents, applicable Law, any order binding upon them, or any material Contract to which they are a party, except for approvals, filings and notifications contemplated by this Agreement.

7.7. Consents

No consent, approval, authorization, filing or notice is required for the Company, WFOE, Changzhou Zhongjin or Taizhou Zhongjin, as applicable, to execute, deliver or perform the Transaction Documents to which it is a party, other than Board or other corporate approvals, Nasdaq notifications or home-country practice matters, SEC filings, transfer agent processing, PRC filings and other approvals, consents, authorizations, filings or notices identified by counsel or otherwise required to consummate the Transactions.

7.8. Ownership and Existence of HTFX Investment Assets

The Company is the lawful holder of the HTFX Investment Assets to be transferred pursuant to the HTFX Investment Assets Transfer Agreement and has not created any Encumbrance on such Investment Assets other than as disclosed in writing to the Seller. The underlying investment management agreement with HTFX LIMITED furnished to the Seller is the agreement pursuant to which the Company made the relevant investment and, to the Knowledge of the Company, remains in effect with respect to the outstanding investment position to be transferred. Except as disclosed in writing to the Seller, the Company has not previously sold, assigned, transferred, waived or released any material portion of the HTFX Investment Assets or taken any action to redeem, withdraw, terminate or otherwise materially reduce the investment position to be transferred.

7.9. Ownership and Existence of Changzhou Muchi Investment Assets

Changzhou Zhongjin is the lawful holder of the Changzhou Muchi Investment Assets to be transferred pursuant to the Changzhou Muchi Investment Assets Transfer Agreement and has not created any Encumbrance on such Investment Assets other than as disclosed in writing to the Seller. The underlying fund investment agreements and related three-party agreement furnished in connection with the Transactions evidence Changzhou Zhongjin’s investor position relating to the applicable investments and the succession of Zhejiang Muchi to the applicable manager-side rights and obligations. Except as disclosed in writing to the Seller, Changzhou Zhongjin has not previously sold, assigned, transferred, waived or released any material portion of the Changzhou Muchi Investment Assets or taken any action to redeem, withdraw, terminate or otherwise materially reduce the investment position to be transferred.

7.10. Ownership and Existence of Taizhou Muchi Investment Assets

Taizhou Zhongjin is the lawful holder of the Taizhou Muchi Investment Assets to be transferred pursuant to the Taizhou Muchi Investment Assets Transfer Agreement and has not created any Encumbrance on such Investment Assets other than as disclosed in writing to the Seller. The underlying fund investment agreements and related three-party agreement furnished in connection with the Transactions evidence Taizhou Zhongjin’s investor position relating to the applicable investments and the succession of Zhejiang Muchi to the applicable manager-side rights and obligations. Except as disclosed in writing to the Seller, Taizhou Zhongjin has not previously sold, assigned, transferred, waived or released any material portion of the Taizhou Muchi Investment Assets or taken any action to redeem, withdraw, terminate or otherwise materially reduce the investment position to be transferred.

7.11. Kangma Equity and Debt

Changzhou Zhongjin is the legal and beneficial owner of the Kangma Equity, free and clear of Encumbrances created by Changzhou Zhongjin other than any restriction arising under applicable Law or the organizational documents of Zhongjin Kangma that has been disclosed to the Seller. The Kangma Equity has been duly authorized and validly issued, and Changzhou Zhongjin has not entered into any outstanding agreement to sell, transfer, pledge or otherwise dispose of the Kangma Equity other than the Kangma Equity and Debt Transfer Agreement and the Transactions. Changzhou Zhongjin is the lawful holder of the Kangma Debt and, except as disclosed in writing to the Seller, has not previously sold, assigned, transferred, waived, released or encumbered the Kangma Debt. The transfer of the Kangma Equity will be effected subject to applicable PRC corporate, tax and registration requirements and the rights, if any, of other shareholders under applicable Law and the organizational documents of Zhongjin Kangma, and the Kangma Debt will be transferred in accordance with the Kangma Equity and Debt Transfer Agreement and applicable Law.

7.12. No Guarantee of Future Investment Performance

Except for the express representations in Sections 7.8 through 7.11 regarding ownership and existence of the applicable Investment Assets, the Kangma Equity and the Kangma Debt, neither the Company nor any Company Consideration Party guarantees the future investment performance, market value or ultimate amount or timing of realization of any Investment Assets or the Kangma Equity, or the timing or collectibility of the Kangma Debt after the applicable transfer. The Seller acknowledges that the transaction values assigned to such consideration components are agreed values for purposes of this Agreement. Nothing in this Section 7.12 limits the obligation of the applicable transferor to transfer the entire Investment Assets contemplated by Sections 3.3 through 3.5 or the Kangma Equity or Kangma Debt contemplated by Section 3.6, or to deliver or remit to the applicable recipient any payment, distribution, property or other proceeds attributable thereto.

7.13. Independent Review; No Reliance

Each of the Company, WFOE and the Company Consideration Parties has conducted its own independent review and due diligence with respect to the Seller, the Target, the Transaction Documents and the Transactions to the extent it has deemed appropriate, has had the opportunity to consult independent legal, tax, accounting, financial and other advisers, and is not relying on the Seller, the Target or their advisers for legal, tax, accounting, financial or regulatory advice, except for the representations and warranties expressly set forth in the Transaction Documents.

7.14. No Other Representations

Except for the representations and warranties expressly set forth in this Article VII and the applicable Ancillary Consideration Agreement, none of the Company, WFOE, the Company Consideration Parties or their Affiliates makes any other express or implied representation or warranty concerning the Non-Share Consideration, and the Seller, the Seller Controlling Person and Target acknowledge that they are not relying on any representation or warranty not expressly set forth herein or therein.

7.15. No Brokers

Except as set forth on Schedule 7.15 of the Disclosure Schedules, no broker, finder, financial advisor, investment banker or other Person is entitled to any fee, commission or other compensation in connection with this Agreement or the Transactions based upon any arrangement made by or on behalf of the Company, WFOE or the Company Consideration Parties. Any such disclosed fee or compensation shall be the responsibility of the party that engaged the applicable intermediary. The aggregate number and allocation of any FA Shares issuable as such compensation shall be as set forth on Schedule I.B.

ARTICLE VIII. COVENANTS PENDING CLOSING

8.1. Preservation of Target Assets, Rights and Activities

From the date hereof until the Closing or earlier termination of this Agreement, the Seller shall cause the Target to preserve in all material respects the Target Assets and the material permits, records and contractual rights relating thereto. Without the prior written consent of WFOE, the Target shall not: amend its organizational documents; issue or transfer equity; incur material debt other than liabilities reasonably necessary to preserve or maintain the Target Assets; create material Encumbrances; sell, transfer, abandon, harvest or dispose of any material Target Asset other than as disclosed to the Company; materially alter any cultivation or biological-asset maintenance practice actually being conducted; assign or exclusively license any material intellectual property, technology-related right or collaboration right; enter into, amend or terminate any material Contract relating to a Target Asset; make any material related-party transfer; or take any action that would reasonably be expected to impair the VIE Agreements, any material Target Asset or the Closing. Nothing in this Section constitutes a representation or covenant that the Target conducts an integrated or continuously operating business or maintains any particular workforce, customer base, supplier network, sales force, distribution system or operating process.

8.2. Preservation of Non-Share Consideration

From the date hereof until the Closing or earlier termination of this Agreement, the Company, Changzhou Zhongjin and Taizhou Zhongjin, as applicable, shall not sell, assign, transfer, redeem, withdraw, terminate, waive, release, compromise, subordinate, encumber or otherwise materially impair or reduce any Investment Assets to be transferred at Closing, except with the prior written consent of the Seller. Any payment, distribution, redemption proceeds, returned principal, property or other amount received by any such transferor on or after September 1, 2026 and before Closing that is attributable to the Investment Assets shall, subject to the occurrence of the Closing, be retained for delivery to the applicable recipient at Closing and shall constitute part of the applicable Investment Assets for purposes of this Agreement. If this Agreement is terminated before Closing, the foregoing arrangement shall cease to apply and no applicable recipient shall have any right or claim to any such payment, distribution, proceeds, property or other amount, unless otherwise agreed in writing by the Seller and the Company.. The Company, Changzhou Zhongjin and Taizhou Zhongjin shall also preserve the Kangma Equity and the Kangma Debt in accordance with the Transactions, and Changzhou Zhongjin shall not transfer or encumber the Kangma Equity or sell, assign, transfer, waive, release, compromise, subordinate, encumber or otherwise impair the Kangma Debt, except pursuant to the Kangma Equity and Debt Transfer Agreement or with the prior written consent of the Seller.

8.3. Access and Diligence

The Seller and the Target shall provide the Company, WFOE and their representatives reasonable access to the Target’s books, records, facilities, personnel, advisers, contracts, licenses, bank information, Tax filings, corporate records and other information reasonably requested for legal, financial, accounting, tax, business and regulatory diligence, subject to confidentiality obligations.

8.4. Preparation of VIE Agreements

The Parties shall cooperate in good faith to finalize the VIE Agreements in form and substance satisfactory to the Company, WFOE and PRC Counsel. The Seller, the Seller Controlling Person and the Target shall not unreasonably object to changes requested by PRC Counsel to improve enforceability, registration, accounting consolidation, control, economic benefit transfer, regulatory compliance or consistency with the Company’s existing VIE structure.

8.5. Preparation of Ancillary Consideration Agreements

The applicable Parties shall cooperate in good faith to finalize the Ancillary Consideration Agreements consistent with this Agreement and the underlying agreements. The Company, the Seller and the Seller Controlling Person shall resolve any drafting inconsistency among such documents so that the aggregate economic consideration remains consistent with Article III unless otherwise agreed in writing.

8.6. Nasdaq and Cayman Matters

The Company shall use commercially reasonable efforts to complete the Nasdaq Listing of Additional Shares notification and any Nasdaq notification or submission relating to the Company’s reliance on home-country practice in lieu of shareholder approval, and to obtain or cause to be delivered any related Cayman Islands legal opinion or corporate confirmation reasonably required for such purpose. The Seller and the Target shall promptly provide information reasonably requested by the Company in connection with such submissions.

8.7. Regulatory Cooperation

The Parties shall cooperate in obtaining any approvals, registrations, filings, notices, certificates, legal opinions, confirmations or acknowledgments required or advisable in connection with the Transaction Documents, including PRC market supervision filings for the equity pledge and Kangma Equity transfer, and any notice, acknowledgment or other action required for the Kangma Debt transfer, transfer or assignment notices, acknowledgments or consents, SEC filings and transfer agent processing.

8.8. No Solicitation

From the date hereof until termination, neither the Seller nor the Target shall solicit, initiate, encourage, negotiate, accept or enter into any proposal, arrangement or transaction involving the sale, transfer, pledge, option, contractual control, financing, merger, consolidation, business combination or other disposition of any Target Equity, equity interest of the Target, material assets or rights of the Target, other than the Transactions.

8.9. Notice of Developments

Each Party shall promptly notify the other Parties of any event, development, claim, investigation, notice, breach or circumstance that would reasonably be expected to cause any representation or warranty to be untrue in any material respect, prevent any condition from being satisfied, materially delay the Closing, impair the validity or enforceability of any Transaction Document or materially affect any consideration component.

ARTICLE IX. ADDITIONAL COVENANTS AND POST-CLOSING MATTERS

9.1. VIE Pledge Registration

From and after Closing, the Seller, the Seller Controlling Person, and WFOE shall cooperate to complete, or cause to be submitted for registration, the Seller Equity pledge created pursuant to the Equity Pledge Agreement with the applicable PRC market supervision authority as soon as practicable after Closing and within the time required by applicable Law or the Equity Pledge Agreement, unless delayed by the applicable authority or waived by WFOE.

9.2. Kangma Equity and Debt Transfer Matters

Following the Closing, if the Kangma Equity has not been transferred at Closing, the applicable Parties shall continue to take all actions required under Section 3.6 and the Kangma Equity and Debt Transfer Agreement to complete such transfer as soon as practicable and in any event no later than October 31, 2026, unless the Kangma Replacement Shares are issued pursuant to Section 3.6. The applicable Parties shall cooperate to complete all post-Closing filings, registrations, shareholder register updates, articles of association amendments and other corporate actions necessary to record the transfer of the Kangma Equity to the Kangma Equity Recipient, and to execute and deliver any notice, acknowledgment, assignment, confirmation or other document and take any other commercially reasonable action necessary to effect, evidence or perfect the transfer of the Kangma Debt to the applicable recipient.

9.3. Investment Assets; Transfer and Perfection

The Company, Changzhou Zhongjin or Taizhou Zhongjin, as applicable, the Seller Controlling Person and the applicable Seller Designee shall cooperate after Closing to execute and deliver any additional notice, acknowledgment, consent, substitution, confirmation, account instruction, power, direction or other document and take any other commercially reasonable action necessary to effect, evidence or perfect the transfer of the HTFX Investment Assets, Changzhou Muchi Investment Assets or Taizhou Muchi Investment Assets in accordance with Sections 3.3 through 3.5 and the applicable Ancillary Consideration Agreement. Pending completion of any such post-Closing step, the applicable Company-side transferor shall not retain any economic benefit in the affected Investment Assets and shall comply with Section 3.9.

9.4. Accounting Cooperation

The Seller, the Seller Controlling Person and the Target shall provide all information, access, confirmations and supporting documents reasonably requested by the Company or its auditors to support the Company’s accounting and SEC reporting analysis relating to the Transactions, including any applicable consolidation, purchase accounting, significance, financial-statement or pro forma requirements and related determinations.

9.5. Target Management; Company Governance

From and after Closing, the Target and its assets shall be managed under the direction of WFOE and by the management team designated by the Company and/or Changzhou Zhongjin, subject in all cases to the VIE Agreements and applicable Law. The Seller Controlling Person and his management team shall not participate in the operation, management, control or decision-making of the Target or its assets, except solely to the extent necessary to perform ministerial, shareholder-level or other obligations under the VIE Agreements as directed by WFOE. For the avoidance of doubt, neither the Seller Controlling Person, any Share Recipient nor any person previously serving in a management capacity with the Target shall, by reason of the Transactions, obtain any director, executive officer, nomination, appointment or other control right at the Company, as provided in Section 4.5. Any commercial supply, e-commerce, distribution or other business cooperation between Zhongjin Kangma or other Company Affiliates and the Target shall be documented separately and shall not be deemed part of the consideration under this Agreement unless expressly stated in writing.

9.6. Further Assurances

Each Party shall execute and deliver such further instruments and take such further actions as reasonably requested by any other Party to carry out the purposes of this Agreement and the Transaction Documents.

ARTICLE X. CONDITIONS TO CLOSING

10.1. Conditions to Obligations of All Parties

(a) No Governmental Authority shall have issued any order, injunction or Law prohibiting, restraining or materially impairing the consummation of the Transactions, and no unresolved PRC legal issue identified by PRC Counsel shall prevent the execution, delivery or effectiveness of the VIE Agreements or the consummation of the Closing.

(b) The VIE Agreements, substantially in the forms attached hereto as Exhibits A-1 through A-5 and with such changes as may be approved by the Company, WFOE and PRC Counsel, shall have been executed and delivered by all applicable parties.

(c) Each Ancillary Consideration Agreement shall have been executed and delivered by the applicable parties and shall be effective at Closing, subject only to post-Closing filings or perfection steps expressly permitted by this Agreement; provided that completion of the transfer of the Kangma Equity may occur after Closing in accordance with Section 3.6 and the Kangma Equity and Debt Transfer Agreement.

(d) The Company shall have submitted the Nasdaq Listing of Additional Shares notification and any other required Nasdaq notice or submission, any applicable advance-notice or waiting period required by Nasdaq in connection with the issuance of the Share Consideration , the FA Shares and the Kangma Replacement Shares, if required to be issued pursuant to Section 3.6, shall have expired or been waived or otherwise satisfied, and Nasdaq shall not have objected to the issuance or the Transactions in a manner that prevents Closing.

(e) To the extent the Company relies on home-country practice in lieu of a Nasdaq shareholder approval requirement, the Company shall have received such Cayman Islands legal opinion or corporate confirmation and completed such Nasdaq process as the Company reasonably determines is necessary or advisable to support such reliance.

(f) All other Transaction Documents required to be executed at Closing shall have been executed and delivered by the applicable parties.

10.2. Conditions to Obligations of the Company and Company Consideration Parties

(a) The representations and warranties of the Seller, the Seller Controlling Person and Target shall be true and correct in all material respects as of the Closing Date.

(b) The Seller, the Seller Controlling Person and Target shall have performed all covenants and obligations required to be performed by them at or before Closing in all material respects.

(c) There shall have been no Material Adverse Effect with respect to the Target.

(d) The Seller shall own 100% of the Target Equity, and the Seller Controlling Person shall own 100% of the Seller Equity, in each case free and clear of Encumbrances other than those created by the Transaction Documents or otherwise disclosed to and accepted by the Company.

(e) The Seller, the Seller Controlling Person and Target shall have delivered all Closing deliverables required by Section 5.2.

(f) The Company shall be satisfied with its legal, asset, financial, tax, regulatory and accounting diligence review of the Target and the Target Assets.

(g) The Company shall have received from each Share Recipient and, if the Seller Controlling Person is receiving Share Consideration, from the Seller Controlling Person, any updates or confirmations to the Investor Questionnaire delivered at or before execution of this Agreement, together with any tax forms, identification documents, transfer agent documents and other information required by the Company, its transfer agent, Nasdaq or applicable Law.

10.3. Conditions to Obligations of Seller, Seller Controlling Person and Target

(a) The representations and warranties of the Company, WFOE and the Company Consideration Parties shall be true and correct in all material respects as of the Closing Date.

(b) The Company, WFOE and the Company Consideration Parties shall have performed all covenants and obligations required to be performed by them at or before Closing in all material respects.

(c) The Company, WFOE and the Company Consideration Parties shall have delivered all Closing deliverables required by Section 5.3.

(d) The Company’s transfer agent shall be prepared to issue the Share Consideration following receipt of final closing instructions and required documentation.

(e) The Company, Changzhou Zhongjin and Taizhou Zhongjin, as applicable, shall have performed, or shall concurrently with the Closing perform, their respective obligations under the Ancillary Consideration Agreements required to be performed at Closing in accordance with this Agreement; provided that completion of the transfer of the Kangma Equity shall not be required at Closing to the extent deferred pursuant to Section 3.6.

ARTICLE XI. TERMINATION

11.1. Termination Rights

This Agreement may be terminated before Closing: (a) by mutual written consent of the Company, the Seller and the Seller Controlling Person; (b) by the Company if the Seller, the Seller Controlling Person or Target materially breaches this Agreement and fails to cure such breach within ten (10) Business Days after written notice thereof; (c) by the Seller Controlling Person if the Company or any Company Consideration Party materially breaches this Agreement and fails to cure such breach within ten (10) Business Days after written notice thereof; (d) by the Company if its diligence review reveals facts that would reasonably be expected to have a Material Adverse Effect or prevent WFOE from obtaining contractual control over, and substantially all economic benefits of, the Target pursuant to the VIE Agreements; or (e) by any Party if a Governmental Authority has issued a final, non-appealable order or other final action prohibiting the Transactions; provided that, if any Governmental Authority or Nasdaq raises any regulatory issue, concern, comment, condition, requirement or objection before any final prohibition, the Parties shall cooperate in good faith to modify the structure, terms or implementation steps of the Transactions to address such matter, so long as such modification would not materially and adversely affect the economic benefits, contractual control, Aggregate Consideration, rights or obligations contemplated by this Agreement and the VIE Agreements.

11.2. Effect of Termination

Upon termination of this Agreement in accordance with Section 11.1, this Agreement shall become void and have no further effect, except that Section 11.2, Section 11.3, Article XIV, Article XV and any other provision that by its nature is intended to survive termination shall survive. Termination shall not relieve any Party from liability for fraud, willful misconduct, intentional breach or any breach of this Agreement occurring before termination. If any consideration component has been transferred before termination without the Closing having occurred, the Parties shall cooperate promptly to restore the pre-transfer position to the extent permitted by applicable Law.

11.3. Return of Information

Upon termination, each receiving Party shall return or destroy confidential information of the disclosing Party upon request, subject to customary legal and compliance retention requirements.

ARTICLE XII. INDEMNIFICATION

12.1. Indemnification by Seller

From and after Closing, the Seller and the Seller Controlling Person, jointly and severally, shall indemnify and hold harmless the Company, WFOE, the Company Consideration Parties and their respective Affiliates, directors, officers, employees and representatives from and against losses arising out of: (a) any breach of any representation or warranty of the Seller, the Seller Controlling Person or the Target; (b) any breach of any covenant or obligation of the Seller, the Seller Controlling Person or the Target; (c) any liability or obligation of the Target arising out of or relating to any period, event, circumstance or activity occurring on or before the Closing that was not fairly disclosed in writing to the Company before the Closing; (d) any claim relating to the ownership of, or any Encumbrance or third-party right with respect to, the Target Equity; (e) any failure to perfect the VIE Agreements, or any impairment of the validity, effectiveness or enforceability thereof, in each case to the extent resulting from any breach, act or omission of the Seller, the Seller Controlling Person or the Target; (f) any Tax liability of the Target for any pre-Closing period; and (g) fraud, willful misconduct or intentional misrepresentation.

12.2. Indemnification by Company

From and after Closing, the Company shall indemnify and hold harmless the Seller, the Seller Controlling Person and the Target from and against losses arising out of: (a) any breach of any representation or warranty of the Company or WFOE; (b) any breach of covenant by the Company or WFOE; and (c) fraud, willful misconduct or intentional misrepresentation by the Company or WFOE. Each Company Consideration Party shall indemnify the Seller, the Seller Controlling Person and the Target solely for losses arising from its own breach of an express representation, warranty or covenant in this Agreement or the applicable Ancillary Consideration Agreement.

12.3. Claims Procedures

An indemnified party shall promptly notify the indemnifying party of any claim for which indemnification is sought under this Article XII; provided that failure to give prompt notice shall not relieve the indemnifying party of its indemnification obligations except to the extent the indemnifying party is materially prejudiced by such failure. In the case of any claim asserted by a third party, the indemnifying party may assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The indemnifying party shall not settle any such third-party claim without the prior written consent of the indemnified party if such settlement (a) does not provide for an unconditional release of the indemnified party from all liability with respect to such claim, (b) imposes any non-monetary obligation on the indemnified party, or (c) includes any admission of wrongdoing by the indemnified party.

12.4. Remedies

The rights and remedies of the Parties under this Agreement and the other Transaction Documents shall be cumulative and not exclusive of any rights or remedies available at law, in equity or under any other Transaction Document. Nothing in this Agreement shall limit the right of any Party to seek specific performance, injunctive relief or other equitable remedies, or to pursue any claim based on fraud, willful misconduct, intentional misrepresentation, intentional breach or any breach of the VIE Agreements or other Transaction Documents.

ARTICLE XIII. TAX MATTERS

13.1. Tax Responsibility

As between the Company-side parties, on the one hand, and the Seller and the Seller Controlling Person, on the other hand, the Seller and the Seller Controlling Person shall be responsible for all Taxes imposed on the Seller, the Seller Controlling Person, any Seller Designee, the Kangma Equity Recipient or any Share Recipient arising from or relating to the payment direction under Section 3.8, the receipt of the Non-Share Consideration or Share Consideration, or the execution and performance of the VIE Agreements. The Target shall be responsible for all Taxes of the Target attributable to periods ending on or before the Closing Date. Each transferor of Non-Share Consideration shall be responsible for Taxes imposed on such transferor by reason of the transfer, except to the extent applicable Law requires withholding from the recipient.

13.2. Cooperation

The Parties shall cooperate in good faith with respect to Tax filings, withholding, reporting, valuations, transfer pricing, government inquiries and documentation relating to the Transactions.

13.3. No Tax Advice

Each Party acknowledges that it has had the opportunity to consult its own tax advisers regarding the tax consequences of this Agreement and the Transactions. No Party is relying on any other Party for tax advice.

ARTICLE XIV. CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS

14.1. Confidentiality

Each Party and each Share Recipient shall keep confidential nonpublic information received from any other Party in connection with this Agreement and shall use such information only for purposes of evaluating, negotiating and consummating the Transactions, except to the extent disclosure is required by Law, stock exchange rule, court order or regulatory request, or is made to advisers and representatives who are subject to confidentiality obligations.

14.2. Public Announcements

The Company shall control the timing and content of all public announcements, SEC filings, Nasdaq communications and shareholder materials relating to this Agreement and the Transactions. To the extent reasonably practicable and permitted by applicable Law, the Company shall consult with the Seller, the Seller Controlling Person and the Target before making any such disclosure that includes material nonpublic information specifically concerning any of them or the Target. No other Party or Share Recipient shall make any public announcement relating to this Agreement or the Transactions without the prior written consent of the Company, except as required by applicable Law.

14.3. Securities Law Restrictions

Each Party and each Share Recipient acknowledges that it or he may receive material nonpublic information regarding the Company or another Party in connection with the Transactions and shall comply with all applicable securities Laws and regulations and, to the extent applicable to such Person, the Company’s insider trading policy. Without limiting the foregoing, no such Person shall purchase, sell or otherwise transact in securities of the Company while in possession of material nonpublic information regarding the Company or otherwise in violation of applicable Law or the Company’s insider trading policy.

ARTICLE XV. MISCELLANEOUS

15.1. Governing Law

This Agreement and any dispute arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

15.2. Dispute Resolution

Any dispute arising out of or relating to this Agreement shall be finally resolved by arbitration administered by the Hong Kong International Arbitration Centre in accordance with the HKIAC Administered Arbitration Rules in effect at the time the arbitration is commenced. The seat of arbitration shall be Hong Kong. The language of the arbitration shall be Chinese. The tribunal shall consist of three arbitrators. Nothing in this Section shall prevent any Party from seeking interim, conservatory or other provisional relief from any court of competent jurisdiction.

15.3. Notices

All notices under this Agreement shall be in writing and delivered by personal delivery, reputable courier or email to the address or email address set forth on the applicable signature page or Schedule I, or to such other address or email address as the applicable Party or Share Recipient may designate by written notice.

15.4. Assignment

No Party may assign this Agreement without the prior written consent of the Company, the Seller and the Seller Controlling Person, except that the Company or WFOE may assign its rights under this Agreement to an Affiliate or successor in connection with a reorganization or similar transaction; provided that no such assignment shall relieve the assigning Party of its obligations under this Agreement unless expressly agreed in writing by the other applicable Parties. A designation of a Seller Designee, the Kangma Equity Recipient or a Share Recipient in accordance with this Agreement shall not constitute an assignment of this Agreement.

15.5. Entire Agreement

This Agreement, the Schedules, Exhibits and other Transaction Documents constitute the entire agreement among the Parties regarding the subject matter hereof and supersede all prior term sheets, discussions, understandings and agreements relating to such subject matter, except for confidentiality obligations that by their terms survive. In the event of a conflict between this Agreement and an Ancillary Consideration Agreement as to the mechanics of a particular consideration transfer, the Ancillary Consideration Agreement shall control solely as to those mechanics; this Agreement shall control as to Aggregate Consideration, conditions to Closing and the integrated nature of the Transactions unless expressly stated otherwise.

15.6. Amendments; Waivers

This Agreement may be amended only by a written instrument signed by the Company, WFOE, the Seller, the Seller Controlling Person and the Target; provided that (a) any amendment that adversely affects the rights or increases the obligations of a Company Consideration Party under this Agreement shall also require the written consent of such Company Consideration Party, and (b) any amendment that adversely affects the rights or increases the obligations of a Share Recipient under any provision of this Agreement expressly applicable to such Share Recipient shall also require the written consent of such Share Recipient. Any waiver must be in writing and signed by the Person against whom the waiver is asserted.

15.7. Severability

If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall remain in full force and effect, and the Parties shall negotiate in good faith a valid and enforceable replacement provision that most closely reflects the original intent.

15.8. Counterparts; Electronic Signatures

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together constitute one instrument. Electronic signatures and PDF signatures shall be valid and binding to the fullest extent permitted by applicable Law.

15.9. Specific Performance

The Parties acknowledge that monetary damages may be inadequate for breach of this Agreement and that each Party shall be entitled to specific performance, injunction and other equitable relief to enforce this Agreement, without proof of actual damages or posting of bond, in addition to any other remedies available.

15.10. No Third-Party Beneficiaries

Except for the Share Recipients solely to the extent expressly provided in this Agreement and the indemnified parties under Article XII, this Agreement is for the sole benefit of the Parties and their permitted successors and assigns and does not confer any rights or remedies on any other Person.

15.11. Drafting

The Parties have participated jointly in the negotiation and drafting of this Agreement. No rule of construction against the drafter shall apply.

15.12. Survival

The representations and warranties contained in this Agreement shall survive the Closing for a period of eighteen (18) months after the Closing Date; provided that the representations and warranties relating to organization and authority, capitalization and ownership, title to equity or Investment Assets, Encumbrances, Taxes and securities-law matters shall survive until the expiration of the applicable statute of limitations. The covenants and agreements that by their terms are to be performed after the Closing shall survive the Closing in accordance with their terms. Nothing in this Section 15.12 shall limit or shorten any claim based on fraud, willful misconduct or intentional misrepresentation.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

JIN MEDICAL INTERNATIONAL LTD.

By:
Name:
Title:
Address:
Email:

ERHUA MEDICAL TECHNOLOGY (CHANGZHOU) CO., LTD. 尔华医疗科技（常州）有限公司

By:
Name:
Title:
Company Chop:
Address:
Email:

CHANGZHOU ZHONGJIN MEDICAL CO., LTD. 常州中进医疗器材股份有限公司

By:
Name:
Title:
Company Chop:
Address:
Email:

ZHONGJIN MEDICAL EQUIPMENT TAIZHOU CO., LTD. 中进医疗器材泰州有限公司

By:
Name:
Title:
Company Chop:
Address:
Email:

BEIJING CHENGLAN KANGXU TECHNOLOGY CO., LTD. 北京澄岚康序科技有限公司

By:
Name:
Title:
Company Chop:
Address:
Email:

HUAXIA QIYING (BEIJING) TECHNOLOGY CO., LTD. 华夏企赢（北京）科技有限公司

By:
Name:
Title:
Company Chop:
Address:
Email:

HYOUNGJU SEO 徐享周

Signature:
ID/Passport No.:
Address:
Email:

SHARE RECIPIENTS

Each Share Recipient identified on Schedule I.A executes this Agreement as of the date first written above solely as a limited-purpose signatory and agrees to be bound only by Sections 4.2 through 4.7, Sections 6.35 through 6.37, Sections 14.1 through 14.3, and Sections 15.1, 15.2, 15.3, 15.6, 15.7, 15.8, 15.10, 15.11 and 15.12, in each case solely to the extent applicable to such Share Recipient. No Share Recipient shall be deemed a Party to this Agreement or have any rights, obligations or liability under this Agreement except as expressly provided in the foregoing provisions or otherwise expressly applicable to such Share Recipient.

Name of Share Recipient: __________________________

Signature: _______________________________________

By, if entity: _____________________________________

Name: ___________________________________________

Title: ____________________________________________

Address: _________________________________________

Email: ___________________________________________

EXHIBITS A-1 THROUGH A-5

VIE AGREEMENTS

EXHIBIT B

FORM OF HTFX INVESTMENT ASSETS TRANSFER AGREEMENT

EXHIBIT C

FORM OF CHANGZHOU ZHONGJIN-ZHEJIANG MUCHI INVESTMENT ASSETS TRANSFER AGREEMENT

EXHIBIT D

FORM OF TAIZHOU ZHONGJIN-ZHEJIANG MUCHI INVESTMENT ASSETS TRANSFER AGREEMENT

EXHIBIT E

FORM OF ZHONGJIN KANGMA EQUITY AND DEBT TRANSFER AGREEMENT

SCHEDULE I

SHARE ISSUANCES

A. ALLOCATION OF SHARE CONSIDERATION

The Share Consideration shall be issued at Closing to the recipients identified in Schedule I.A below in the respective amounts set forth below.

For purposes of this Agreement, Krenly Unit Limited is the Holding Entity and is 100% beneficially owned and controlled by HYOUNGJU SEO (徐享周), the Seller Controlling Person.

Recipient Name	Capacity	Investor Questionnaire Delivered (✓)	Number of Share Consideration Shares	Address / Contact Information
Krenly Unit Limited	Holding Entity (100% beneficially owned and controlled by the Seller Controlling Person)	✓	7,458,710	Director: HYOUNGJU SEO(徐享周) 101-1203, 38 Teheran-ro 87-gil, Gangnam-gu, Seoul 06164, Republic of Korea
Mivart Batch Limited	Share Recipient	✓	6,816,833	Director: JAMES PATRICK NORMOYLE 18 Collins Street, Melbourne VIC 3000, Australia Australian
Torben Tier Limited	Share Recipient	✓	7,069,417	Director: VIPIN CHANDRA HIRALAL PATEL 42 Brook Street, London W1K 5DB, United Kingdom British Citizen
Elward Lot Limited	Share Recipient	✓	7,069,410	Director: BORBE MICHAEL Rheinstrasse 18, 58452 Witten, Germany
Brasen Plot Limited	Share Recipient	✓	7,069,403	Director: SIMON VINH-MAN TRAN 15 King Street, Manchester M2 6AW, United Kingdom British Citizen
Valtin Block Limited	Share Recipient	✓	7,069,418	Director: ROBERTO MATTACCHIONE 225 King Street West, Suite 1200, Toronto, ON M5V 3M2, Canada
Renkin Slab Limited	Share Recipient	✓	7,044,629	Director: ALEJANDRO MARTIN DE LA TORRE Calle de Alcala 45, 28014 Madrid, Spain Spanish
Grewis Port Limited	Share Recipient	✓	6,816,833	Director: JOSE LUIS VARON ARANDA Calle Gran Via 32, 18010 Granada, Spain Spanish
Hulton Frame Limited	Share Recipient	✓	7,433,917	Director: CRAIG LEONARD HUBNER 88 Eagle Street, Brisbane QLD 4000, Australia Australian
Zemkin Panel Limited	Share Recipient	✓	7,433,918	Director: CARMEN ABIGAIL HUI MEI NGO 21 Victoria Road, St Albans AL1 3TA, United Kingdom British Citizen
Total			71,282,488

Schedule I-1

B. FINANCIAL ADVISOR SHARES

The FA Shares shall be issued in connection with the Transactions to the Financial Advisor and its designee(s) identified below in the respective allocations and amounts set forth below.

Recipient Name	Capacity	Allocation	Number of FA Shares	Address / Contact Information
Veltrion Haskel Holdings Limited	Financial Advisor	50.00%	4,239,780	9 Queen Square, Bristol BS1 4JE, United Kingdom
Quinnet Section Limited	Financial Advisor Designee	50.00%	4,239,780	27 Teheran-ro 14-gil, Gangnam-gu, Seoul 06234, Republic of Korea
Total		100.00%	8,479,560

Schedule I-2

DISCLOSURE SCHEDULES

to the VIE Control Master Acquisition Agreement

Schedule I-3

SCHEDULE 7.15

FINANCIAL ADVISOR

Financial Advisor: Veltrion Haskel Holdings Limited

Engagement: Financial Advisory Engagement Agreement dated August 26, 2026

FA Share recipients and allocations: See Schedule I.B.

Schedule I-4